As filed with the Securities and Exchange Commission on October 8, 2007
Registration No. 333-137571
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 4
ON
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIBERTY PETROLEUM INC.
(Exact name of Registrant as specified in its charter)
Canada	1311	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

4620 Manilla Road SE
Calgary, Alberta, T2G 4B7
Tel: (604) 803-1344
(Address and telephone number of Registrant's principal executive offices)

David Lubin & Associates, PLLC
26 E. Hawthorne Ave.
Valley Stream, NY 11580
Tel: (516) 887-8200
Fax: (516) 887-8250
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:
David Lubin, Esq.
David Lubin & Associates, PLLC
26 E. Hawthorne Avenue
Valley Stream, NY 11580
Tel: (516) 887-8200
Facsimile No.: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [  ]

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, no par value (2)	11,709,750	$0.10 (1)	$1,170,975.00	$148.71
Common Shares , no par value (3)	34,650,000	$0.5266667 (4)	$18,249,001.00	$2,317.62
Total	46,359,750		$19,419,976	$2,466.33**

(1)
There is no current market for the securities and the price at which the shares held by  the selling security holders will be sold is unknown.  The  registrant's common shares have no par value. The Company believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable.  Until our common shares become eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our common shares at a price of $0.10 per share.

(2)	Represents common shares currently outstanding to be sold by the selling security holders.

(3)
Represents common shares  that are issuable upon the exercise of our Class A, Class B and Class C warrants to purchase an aggregate of 34,650,000 Common shares , with Class A, Class B and Class C warrants each exercisable to purchase 11,550,000 Common shares  at an exercise price CDN $0.25 (USD $0.23) per share, CDN $0.50 (USD $0.45) per share and CDN $1.00 (USD $0.90) per share, respectively.  In the event of a stock split, stock dividend or similar transaction involving our Common shares, the number of shares registered shall automatically be increased to cover the additional Common shares  issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(4)
Pursuant to Rule 457(g), calculated based upon the weighted-average exercise price of the Class A, B and C warrants.  These warrants are exercisable for (a) in the case of the Class A warrants, 11,550,000 shares at an exercise price of CDN $0.25 (USD$0.23), (b) in the case of the Class B warrants, 11,550,000 shares at an exercise price of CDN $0.50 (USD $0.45) and (c) in the case of the Class C warrants, 11,550,000 shares at an exercise price of CDN $1.00 (USD $0.90).

**Fee previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS, SUBJECT TO COMPLETION, DATED ______, 2007

LIBERTY PETROLEUM INC.

46,359,750 COMMON SHARES

This prospectus relates to the sale of up to 46,359,750 Common shares without par value  by persons who are shareholders of Liberty Petroleum Inc.  The shares registered in this prospectus include:

•	11,709,750 Common shares currently outstanding; and

•	11,550,000 Common shares issuable upon the exercise of Class A warrants with an exercise price of CDN $0.25 per share; and

•	11,550,000 Common shares issuable upon the exercise of Class B warrants with an exercise price of CDN $0.50 per share; and

•	11,550,000 Common shares issuable upon the exercise of Class C warrants with an exercise price of CDN $1.00 per share.

    There is no public market for our securities.  After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common shares to be eligible for trading on the OTC Bulletin Board.  Until our common shares becomes eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our common shares at a price of $0.10 per share.  We will not receive any of  the  proceeds  from  the  sale  of  the  shares by the selling securityholders;  however, we may  receive  up to CDN $20,212,500 from the exercise of warrants for up to 34,650,000 Common shares  if all of such warrants are exercised in full. All costs associated with this registration will be borne by us.

    Each of the selling stockholders may be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933. The selling stockholders may sell  the  shares  from time  to  time  at  the  prevailing  market price or in negotiated  transactions.

     There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained.   As of October 8, 2007, we had 41,709,750 Common shares  issued and outstanding.

      INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 4.

     Each of the United States Securities and Exchange Commission, the British Columbia Securities Commission and state securities regulators has not approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

      The  information  in this prospectus is not complete and may be changed.  This prospectus is included in the registration  statement that was filed by us with the Securities and Exchange Commission.  The selling securityholders may not sell these  securities  until the  registration  statement becomes effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or  sale  is  not  permitted.

The date of this prospectus is ______________,  2007.

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iii

PROSPECTUS SUMMARY

      The following summary highlights selected  information  contained in this prospectus. Before  making  an  investment decision,  you should read the entire prospectus carefully,  including the "Risk Factors"  section,  the  financial  statements  and the  notes to the financial statements.  Unless otherwise noted, all dollar amounts disclosed are disclosed in Canadian dollars.

      References to the "Company," "we," “our” or "us" refer to Liberty Petroleum Inc. unless the context otherwise indicates.

Our Company

     We were formed as a corporation under the Federal laws of Canada pursuant to the Canada Business Corporations Act on April 25, 2005 under the name Liberty Gold Corp. On June 23, 2006 at an annual general and special meeting of shareholders, a majority of the shareholders of the Company approved a change in business of the Company from mineral exploration to oil and gas exploration and extraction.  At the same meeting, a majority of the shareholders of the Company approved a change in name of the Company to Liberty Petroleum Inc.

On March 15, 2006, we entered into an agreement giving the Company the exclusive right and option to acquire a 100% interest in a mineral exploration property known as the GQ Property located in the Kamloops Mining District of British Columbia.  The Company could have exercised its option by making cash payments totaling CDN $103,000 and incurring net expenditures on the property of at least CDN $110,000 by March 15, 2010.  The Company paid the initial $3,000 deposit as required under the agreement but did not commence exploration.  In relation to our decision to pursue opportunities in the oil and gas industry, the Company terminated the GQ Property option on May 31, 2006.

The Company is now principally a company engaged in the acquisition and exploration of oil and gas properties. The Company entered into its first natural gas property lease agreement on June 14, 2006 through a Petroleum, Natural Gas and General Rights Conveyance with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd. (collectively, the “Vendor”) whereby the Company acquired a 100% interest in a Petroleum and Natural Gas lease with the government of the Province of Alberta.  The property to which the lease pertains is located in the Milk River area of Alberta.  The lease provides to the Company the right to explore the property.  The lease expires on July 14, 2010 but can be renewed.

Upon signing of the agreement, the Company paid the Vendor CDN $7,500 and agreed to assume the underlying lease payments to the Province of Alberta of the greater of CDN$3.50 per hectare or CDN$50 per year.  In addition, pursuant to a Royalty Agreement, dated June 14, 2006, between the Company and the Vendor, the Vendor is entitled to an overriding 5% royalty on all petroleum substances produced from the Milk River Property, if any.  The Vendor is entitled to a first and paramount lien upon all of the petroleum substances produced or allocated to the Milk River Property to secure the payment of any amounts due and payable to the Vendor relating to the royalty.

     We are an oil and gas exploration company in the exploration stage and have only begun limited operations.  We cannot give assurance that commercially viable deposits of oil or natural gas exist on our property.  Extensive geological analysis of the property will be required before we can make an evaluation as to the economic feasibility of developing or finding valuable resources on these grounds. We have not, as yet, identified any oil and gas resources on the property.

No commercially viable oil or natural gas resources may exist on our property.  Our plan of operations is to carry out geological analysis of our lease in order to ascertain whether it possess oil or natural gas.  We can provide no assurance to investors that our project contains a commercially viable oil or natural gas deposit until appropriate exploratory work is done and an evaluation based on that work concludes further work programs are justified.  At this time, we definitely have no known reserves on our property.

For the period from April 25, 2005 (inception) to December 31, 2006, we did not generate any revenue nor have we generated any revenue during fiscal 2007 through to, and including, the date of this prospectus.  Our principal offices are located at 4620 Manilla Road SE, Calgary, Alberta, T2G 4B7; our telephone number is (403) 243-6333. We do not yet maintain an Internet address.

The Offering

Securities offered	46,359,750 Common shares. (1)
Offering Price
Until our common shares become eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our common shares at a price of $0.10 per share.  The price of $0.10 was determined arbitrarily.

Shares to be outstanding after the offering if none of the warrants are exercised	41,709,750 Common shares. (2)
Shares to be outstanding after the offering if all of the warrants are exercised	76,359,750. (3)
Use of Proceeds
We will not receive any proceeds from the sale of the Common Shares by the selling stockholders; however, we may receive up to  CDN $20,212,500 from the exercise of warrants for up to 34,650,000 Common shares of our common shares if all of such warrants are exercise in full.  See “Use of Proceeds."

Plan of Distribution
The offering of our common shares is being made by certain of our stockholders who wish to sell their shares.  Sales of our common shares may be made by the selling stockholders in the open market or in privately negotiated transactions and at fixed or negotiated prices.  Until our common shares become eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our common shares at a price of $0.10 per share

Risk Factors
There are substantial risk factors involved in investing in our company.  For a discussion of certain factors you should consider before buying our common shares, see  the  section entitled "Risk  Factors".

Symbol	Not listed

     (1)  Includes  (a)  11,709,750  Common shares  currently  outstanding, and  (b)  up  to 34,650,000 Common shares issuable upon exercise of Class A warrants at an exercise price of CDN$0.25 per share, Class B warrants at an exercise price of CDN$0.50  per share and Class C warrants at an exercise price of CDN$1.00  per  share.  The warrants become exercisable on May 26, 2008 unless we accelerate the exercise date.  The Class A warrants expire at the close of business on May 26 , 2010, the Class B warrants expire at the close of business on May 26, 2011 and the Class C warrants expire at the close of business on May 26, 2012.

     (2)  Such figure does not include 34,650,000 Common shares  issuable  upon  exercise  of the Class A, Class B and Class C warrants. This amount represents the number of shares issued and outstanding as of October 8, 2007.

(3)       Such figure includes the 34,650,000 Common shares issuable upon exercise of the Class A, Class B and Class C warrants.

Description of Financing Transactions

      On April 25, 2005 we issued an aggregate of 30,000,000 common shares at CDN$0.0001 per share, for gross proceeds of CDN $3,000, to the founders of the Company as follows: 16,000,000 common shares were issued to Paul Uppal, our Chairman, President, Chief Executive and Operating Officer and Secretary; and 14,000,000 common shares were issued to Greg Crowe, a director at that time.  Pursuant to agreements entered into with Messrs. Uppal and Crowe on April 30, 2006, the Company holds an irrevocable right to repurchase all or a portion of these shares for a price of CDN$0.01 per share. This repurchase option is exercisable by us if, at any time on or before April 30, 2025, such stockholder ceases to be a director of the Company.  Mr. Crowe has since resigned as our director, and, pursuant to a share purchase agreement dated August 17, 2006, he sold his 14,000,000 common shares at a price of $0.0001 to Duncan Budge, who is our director.  Pursuant to the share purchase agreement, the common shares purchased by Mr. Budge are subject to the same terms and conditions as were in our agreement with Mr. Crowe, including the repurchase option held by us with respect to Mr. Crowe’s shares.   For further information on such agreements, see our disclosure below under the section entitled “Material Contracts.”

On May 26, 2005, we closed a private placement with seven non-US investors for the sale of 11,550,000 units of our securities at a price of $0.01 per unit for gross proceeds of CDN$115,500. Each unit included:

•	one Common share; and

•	one Class A Warrant exercisable for two years commencing on May 26, 2008 to purchase one Common share at CDN $0.25 per share; and

•	one Class B Warrant exercisable for three years commencing on May 26, 2008 to purchase one Common share at CDN $0.50 per share; and

•	one Class C Warrant exercisable for four years commencing on May 26, 2008 to purchase one Common share at CDN $1.00 per share.

     The exercise prices of our Class A, B and C warrants (the "Warrants") are subject to adjustment if there are certain capital adjustments or similar transactions, such as a stock split or merger.  The Warrants are non-transferable and provide for a cashless exercise option.  We have the right, in our sole and absolute discretion, to (i) accelerate the exercise date of the Warrants to a date that is prior to May 26, 2008 and/or (ii) reduce the exercise price.  We believe that the private placement was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Regulation S promulgated thereunder since the units were offered and sold outside the United States to non-U.S. citizens.

We received total proceeds of CDN $115,500 from the sale of the units.

         On July 11, 2005, we closed a private placement with forty Canadian investors for the sale of 159,750 Common shares at a price of CDN $0.10 per share, for total gross proceeds of CDN $15,975. We believe this offering was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Regulation S promulgated thereunder, since all the shares were offered and sold outside the United States to non-U.S. citizens.

The proceeds from the sale of the units in May 2005 and from the July 2005 private placement are intended to be used for exploration and general working capital purposes.  See "Use of Proceeds" section below for a discussion of the use of the proceeds by us from any exercise of the warrants.

     Although we have no contractual obligation to do so, we are registering for the selling shareholders: (i) the Common shares  which were included in the units which were sold in the May 2005 private placement and the Common shares  we sold in the July 2005 private placement, and (ii) all of the Common shares  issuable upon exercise of the Warrants which were sold in the May 2005 private placement, on a registration statement of which this prospectus forms a part.  We will bear  all  costs  associated  with  this  registration  statement and prospectus.  The Company has elected to spend a significant portion of its existing working capital on registering its shares as the Company believes that it will be easier to attract new investors in the future if the Company has publicly tradable shares rather than it being a private company.  The exploration for natural gas is a capital intensive business and the Company believes that the funds needed for future operations will be more readily available if the Company is public.  However, there is still substantial risk that the Company may not be able to obtain the necessary funding in the future to be able to continue to operate.

Trading Market

     There is currently no trading market for our securities. After we become subject to the reporting requirements of the securities laws of the United States, we intend to apply initially for our securities to be traded on the Over the Counter Bulletin Board market sponsored by the National Association of Securities Dealers, Inc.  The Over the

Counter Bulletin Board is maintained by the NASDAQ Stock Market, but does not have any of the quantitative or qualitative standards such as those required for companies listed on the NASDAQ Small Cap Market or National Markets System.

We may not now or ever qualify for listing of our securities on the OTC Bulletin Board.  There is no assurance that a trading market will develop, or, if developed, that it will be sustained.  Consequently, a purchaser of our common shares may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Summary Financial Information

The following table sets forth and summarizes certain of the Company’s financial information for the periods from April 25, 2005 (date of inception) to December 31, 2005, January 1, 2006 to December 31, 2006, and from January 1, 2007 to June 30, 2007 prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). Canadian GAAP, as applied to the Company, does not materially differ from United States generally accepted accounting principles (“U.S. GAAP”), as set forth in Note 9 to the Financial Statements of the Company.  This financial information is derived from, and should be read in conjunction with the Company’s financial statements, including the notes thereto, and Management’s Discussion and Analysis of Results of Operations and Financial Condition.  The Company’s Financial Statements for the periods ended December 31, 2005 and 2006 have been audited by SmytheRatcliffe.

Selected Financial Information

All in Canadian $ except Common Shares issued	For the Period January 1, 2007 to June 30, 2007 (unaudited)	For the Year Ended December 31, 2006 (audited)	For the Period April 25, 2005 (inception) to December 31, 2005 (audited)
Operating Revenues	-	-	-
Interest Income	$1,608	$2,673	-
Loss from Operations	$(19,959)	$(31,692)	$(8,950)
Write-off of Mineral Property Option Payment	-	$(3,000)	-
Net Loss	$(19,959)	$(34,692)	$(8,950)
Loss per Share – Basic and Diluted	$(0.00)	$(0.00)	$(0.00)

	As at June 30, 2007	As at December 31, 2006	As at December 31, 2005
Total Assets	$85,441	$105,248	$130,525
Net Assets	$70,874	$90,833	$125,525
Total Liabilities	$14,567	$14,415	$5,000
Working Capital	$61,540	$82,395	$125,525
Share Capital	$134,475	$134,475	$134,475
Common Shares Issued	41,709,750	41,709,750	41,709,750
Dividends Declared	-	-

NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain information contained in this prospectus and the documents incorporated   by reference into this prospectus   include   forward-looking statements, which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for our future operations, our growth strategies or business plans or other facts that have not yet occurred.  Such statements can be identified by the use of forward-looking terminology such as "might," "may," "could,"  "expect," "anticipate,"  "estimate,"  "likely,"  "believe," or "continue" or the negative thereof or other variations thereon or comparable terminology.  In evaluating these forward-looking statements, you should consider various factors, including those listed below under the heading "Risk Factors".  Our actual results may differ significantly from the results projected in the forward-looking statements.

RISK FACTORS

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY:

1.
We are an exploration stage company, with limited operating history in gas and oil exploration and we have focused on our primarily on establishing our operations, all of which raises substantial doubt as to our ability to successfully develop profitable business operations and makes an investment in our common shares very risky.

On June 23, 2006 at an annual general and special meeting of shareholders, a majority of the shareholders of the Company approved the change in the name of the Company from Liberty Gold Corp. to Liberty Petroleum Inc.  At the same meeting, a majority of the Company’s shareholders also approved the change in business of the Company from mineral exploration to oil and gas exploration.  As a result we have only recently commenced oil and gas exploration operations. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the oil and natural gas industries. We have yet to generate any revenues from operations and have been focused on organizational, start-up, property acquisition, and fund raising activities. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including:

• our ability to raise adequate working capital;
• success of our development and exploration;
• demand for natural gas and oil;
• the level of our competition;
• our ability to attract and maintain key management and employees; and

• our ability to efficiently explore, develop and produce sufficient quantities of marketable natural gas or oil in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations, we must, alone or with others, successfully execute on the factors stated above.  If we are not successful in executing any of the above stated factors, our business will not be profitable and may never even generate any revenue, which make our common shares a less attractive investment and may harm the trading of our common shares, if a market ever develops.

2.
The field of oil and gas exploration is difficult to predict because of technological advancements and market factors, which factors our management may not correctly assess and it may make it difficult for investors to sell their our common shares.

Because the nature of our business is expected to change as a result of shifts in the market price of oil and natural gas, competition, and the development of new and improved technology, management forecasts are not necessarily indicative of future operations and should not be relied upon as an indication of future performance.

Our Management may incorrectly estimate projected occurrences and events within the timetable of its business plan, which would have an adverse effect on our results of operations and, consequently, make our common shares a less attractive investment and harm the future trading of our common shares trading on the OTC Bulletin Board.  Investors may find it difficult to sell their shares on the OTC Bulletin Board should a market ever develop for our shares.

3.
Because we have no plan to generate revenue unless and until our exploration program is successful in finding productive wells, we will need to raise a substantial amount of additional capital by April 2008 in order to develop our property and acquire and develop new properties.  If the prospects for our properties are not favorable or the capital markets are tight, we would not be able to raise the necessary capital and we will not be able to pursue our business plan,  which would likely cause our common shares to become worthless.

Cash on hand is not sufficient to fund our anticipated operating needs of approximately $95,000 to June 2008.  However, because we have no plan to generate revenue unless and until our exploration program is successful in finding productive wells, we will require substantial additional capital for the period beyond April 2008 to participate in the development of our property, which has not had any production of oil or natural gas, as well as for the future acquisition and/or development of other properties.  Because we currently do not have any cash flow from operations we need to raise additional capital, which may be in the form of loans from current shareholders and/or from public and private equity offerings.  Our ability to access capital will depend on our success in participating in properties that are successful in exploring for and producing oil and gas at profitable prices.  It will also be dependent upon the status of the capital markets at the time such capital is sought.  Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments at all.

4.
Even if we discover coal bed methane on our property and commence the drilling of wells, we will not be able to generate revenues for at least an additional year thereafter, as we must dewater any such wells for a year on average before methane production begins.  We will need to raise a substantial amount of additional capital to fund our operations during the period of dewatering, and should we fail to do so, we will not be able to pursue our business plan, which would likely cause our common shares to become worthless.

Currently, we are focused primarily on exploring our property to determine the potential of the property to host any natural gas in the form of coal bed methane.   We have no revenues, and we do not have any plan to generate revenue unless and until our exploration program is successful in finding productive wells.  However, even if we discover coal bed methane on our property and commence the drilling of wells, we will not be able to generate revenues for at least an additional year thereafter, as we must dewater any such wells for a year on average before methane production begins.  Coal bed methane cannot be extracted until the water that permeates coal beds is pumped out, because the water traps the gas in the coal. This dewatering lowers coal bed pressure and, like taking the cork out of a bottle of champagne, the bubbles (methane) come to the top.  Dewatering often means dumping 12 to 15 gallons of water a minute from each well -- a process that must continue for a year on average before maximum methane production kicks in.  Accordingly, we will require substantial additional capital to fund our operations during the one-year period during which we must dewater any wells we may drill.  Because we currently do not have any cash flow from operations, we will need to raise additional capital, which may be in the form of loans from current shareholders and/or from public and private equity offerings.  Should sufficient capital not be available, the development of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected, even if we discover coal bed methane on our properties.  In such event it would not be likely that investors would obtain a profitable return on their investments or a return of their investments at all.

5.
We have an irrevocable option to repurchase an aggregate of 16,000,000 common shares held by our directors, and unaffiliated stockholders have no protection against our future potential decision to repurchase such  shares pursuant to current or potentially modified contracts, even if such repurchase would essentially use all or substantially all of the company’s working capital and essentially cause the company to become insolvent.

We have an irrevocable option to repurchase 16,000,000 common shares held by Paul Uppal, our Chairman, President, Chief Executive and Operating Officer and Secretary, and 14,000,000 common shares held by Duncan Budge, a member of our board of directors.  This repurchase option is exercisable by us if, at any time on or before April 30, 2025, the holder of such shares ceases to be a director of the Company.   For further information on such

agreements, see our disclosure below under the section entitled “Material Contracts.”

The exercise price of such repurchase option is $0.01 per share, amounting in the aggregate to $160,000 for the shares held by Mr. Uppal and $140,000 for the shares held by Mr. Budge.  Such shares were originally purchased by the holders thereof at a purchase price of $0.0001 per share, amounting in the aggregate to $1,600 for the shares held by Mr. Uppal and $1,400 for the shares held by Mr. Budge.  Accordingly, if we exercise our option to repurchase such shares, Mr. Uppal will make a profit equal to $158,400, and Mr. Budge will make a profit equal to $138,600.  Unaffiliated stockholders have no protection against our future potential decision to repurchase the shares of the two directors pursuant to current or potentially modified contracts, even if such repurchase would essentially use all or substantially all of the company’s working capital and essentially cause the company to become insolvent.

6.
We are heavily dependent on contracted third parties and upon Paul Uppal, our CEO, President, Chief Operating, Officer, Secretary and Chairman.  The loss of Mr. Uppal, whose knowledge, leadership and technical expertise upon which we rely, would harm our ability to execute our business plan and continue our operations until we found a suitable replacement.

We are dependent on the continued contributions of Paul Uppal, whose knowledge and leadership would be difficult to replace.  Our success is also heavily dependent on our ability to retain and attract experienced engineers, geoscientists and other technical and professional staff.  We do not currently have any consulting agreements in place to with either Mr. Uppal or third parties under which we can ensure that we will have sufficient expertise to undertake our planned exploration program.  We do not maintain any key person insurance on Mr. Uppal.   If we were to lose his services, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire a suitable replacement for Mr. Uppal.

7.
Volatility of oil and gas prices and markets, over which we have no control, could make it difficult for us to achieve profitability and investors are likely to lose their investment in our common shares.

Our ability to achieve profitability is substantially dependent on prevailing prices for natural gas and oil.  The amounts of and price obtainable for any oil and gas production that we achieve will be affected by market factors beyond our control.  If these factors are not favorable over time to our financial interests, it is likely that owners of our common shares will lose their investments. Such factors include:

• worldwide or regional demand for energy, which is affected by economic conditions;
• the domestic and foreign supply of natural gas and oil;
• weather conditions;
• domestic and foreign governmental regulations;
• political conditions in natural gas and oil producing regions;
• the ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels; and
• the price and availability of other fuels.

8.
Drilling wells is speculative, often involving significant costs that are difficult to project and may be more than our estimates, unsuccessful drilling of wells or successful drilling of wells that are, nonetheless, unprofitable, any one of which is likely to reduce the profitability of our business and negatively affect our results of operations.

Developing and exploring for natural gas and oil involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives.  The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services.  Drilling may be unsuccessful for many reasons, including title problems, weather, cost overruns, equipment shortages and mechanical difficulties.  Moreover, the successful drilling of a natural gas or oil well does not ensure a profit on investment.  Exploratory wells bear a much greater risk of loss than development wells.  A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economic and the results of our operations will be negatively affected as well.

9.           The natural gas and oil business involves numerous uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.

Our development, exploitation and exploration activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas and oil well does not ensure a profit on investment.  A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical.

The natural gas and oil business involves a variety of operating risks, including:

• fires;
• explosions;
• blow-outs and surface cratering;
• uncontrollable flows of oil, natural gas, and formation water;
• natural disasters, such as hurricanes and other adverse weather conditions;
• pipe, cement, or pipeline failures;
• casing collapses;
• embedded oil field drilling and service tools;
• abnormally pressured formations; and
• environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely affect our ability to conduct operations. We could also incur substantial losses as a result of:

• injury or loss of life;
• severe damage to and destruction of property, natural resources and equipment;
• pollution and other environmental damage;
• clean-up responsibilities;
• regulatory investigation and penalties;
• suspension of our operations; and
• repairs to resume operations.

10.
If we commence drilling, we do not have any contracts with equipment providers and, therefore, we may face the unavailability or high cost of drilling rigs, equipment, supplies, personnel and other services could adversely affect our ability to execute on a timely basis our development, exploitation and exploration plans within our budget and, as a result, negatively impact our financial condition and results of operations.

If we commence drilling, shortages or an increase in cost of drilling rigs, equipment, supplies or personnel could delay or interrupt our operations, which could negatively impact our financial condition and results of operations.  Drilling activity in the geographic areas in which we conduct drilling activities may increase, which would lead to increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry.  Increased drilling activity in these areas may also decrease the availability of rigs.  We do not have any contracts with providers of drilling rigs and, consequently we may not be able to obtain drilling rigs when we need them.  Therefore, our drilling and other costs may increase further and necessary equipment and services may not be available to us at economical prices.

11.	We are subject to complex laws and regulations, including environmental regulations, which can significantly increase our costs and possibly force our operations to cease.

Development, production and sale of natural gas and oil in Canada are subject to extensive laws and regulations, including environmental laws and regulations.  We may be required to make large expenditures to comply with environmental and other governmental regulations.  Matters subject to regulation include:

• location and density of wells;
• the handling of drilling fluids and obtaining discharge permits for drilling operations;
• accounting for and payment of royalties on production from state, federal and Indian lands;
• bonds for ownership, development and production of natural gas and oil properties;
• transportation of natural gas and oil by pipelines;
• operation of wells and reports concerning operations; and
• taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages.  Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties.  Moreover, these laws and regulations could change in ways that substantially increase our costs.  Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

12.	If we commence drilling our oil and gas operations may expose us to environmental liabilities.

If we commence drilling and experience any leakage of crude oil and/or gas from the subsurface portions of a well, our gathering system could cause degradation of fresh groundwater resources, as well as surface damage, potentially resulting in suspension of operation of a well, fines and penalties from governmental agencies, expenditures for remediation of the affected resource, and liabilities to third parties for property damages and personal injuries.  In addition, any sale of residual crude oil collected as part of the drilling and recovery process could impose liability on us if the entity to which the oil was transferred fails to manage the material in accordance with applicable environmental health and safety laws.

13.	Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

14.	The potential profitability of oil and gas ventures depends upon various factors beyond the control of our company, which may materially affect our financial performance.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control.  For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project.  These changes and events may materially affect our financial performance.

15.
Our auditors’ opinion on our December 31, 2006 financial statements includes an explanatory paragraph in respect of there being substantial doubt about our ability to continue as a going concern.   We will need to raise additional capital by April 2008 in order to continue our operations, and if we fail to raise such capital investors may lose some or all of their investment in our common shares.

We have incurred net losses of $43,642 from April 25, 2005 (inception) to December 31, 2006 and a net loss of $19,959 from January 1, 2007 to June 30, 2007.  Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.  We anticipate generating losses for at least the next 12 months.  Therefore, there is substantial doubt about our ability to continue operations in the future as a going concern.  We will need to obtain additional funds by April 2008.  Our plans to deal with this cash requirement include loans from existing shareholders, raising additional capital from the public or private sale of equity or entering into a strategic arrangement with a third party.  If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in our company.

16.	If we do not maintain the property lease payments on our properties, we will lose our interest in the properties as well as losing all monies incurred in connection with the properties.

We have a leased property in Alberta, Canada that we acquired through a Petroleum, Natural Gas and General Rights Conveyance with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd.  The property requires lease payments to the Alberta provincial government.  See section entitled ‘Milk River Property’ of this F-1 for a more detailed description of the property obligations.  If we do not continue to make the annual lease payments, we will lose our ability to explore and develop the property and we will not retain any kind of interest in the property.

17.
We may not be able to compete with current and potential exploration companies, some of whom have greater resources and experience than we do in locating and commercializing oil and natural gas reserves and, as a result, we may fail in our ability to maintain or expand our business.

The natural gas and oil market is intensely competitive, highly fragmented and subject to rapid change.  We may be unable to compete successfully with our existing competitors or with any new competitors.  We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do.  This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

18.	We expect losses to continue in the next 12 months because we have no oil or gas reserves and, consequently, no revenue to offset losses.

Based upon the fact that we currently do not have any oil or gas reserves, we expect to incur operating losses in next 12 months.  The operating losses will occur because there are expenses associated  with the acquisition of, and exploration of natural gas and oil properties which do not have any income-producing reserves.  Failure to generate revenues may cause us to go out of business.  We will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to expand our current business operations.

19.	Because we are in the exploration stage of operations of our business our securities are considered highly speculative.

We are in the exploration stage of our business and have not commenced meaningful operations.  As a result, our securities must be considered highly speculative.   We are engaged in the business of exploring and, if warranted and feasible, developing natural gas and oil properties.  Our current property is without known reserves of natural gas and oil.  Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term.  Any profitability in the future from our business will be dependent upon locating and developing economic reserves of natural gas and oil, which itself is subject to numerous risk factors as set forth herein.  Since we have not generated any revenues, we will have to raise additional capital by November 2007, which we may do through loans from existing shareholders, the sale of our equity securities or strategic arrangement with a third party in order to continue our business operations.

20.
Since our directors work for other natural resource exploration companies, their other activities for those other companies may involve a conflict of interest with regard to their time, could slow down our operations or negatively affect our profitability.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations.  In fact, our directors work for other natural resource exploration companies.  Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by such other companies.  Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.  It is expected that each of our directors will devote approximately 1 hour per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed.

21.           Our principal shareholders, officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officers and directors, in the aggregate, beneficially own approximately or have the right to vote approximately 72% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our Articles of Incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  In addition, it is possible for our directors and executive officers to modify their share purchase agreements such that they could force the repurchase of their shares and remain on the board.  Also, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

22.
We have no employees and our only officer works one day per week on our business and our directors work only one hour per week on our business.  Consequently, we may not be able to monitor our operations and respond to matters when they arise in a prompt or timely fashion.  Until we have additional capital or generate revenue, we will have to rely on consultants and service providers, which will increase our expenses and increase our losses.

We do not have any employees, our only officer works on our business one day per week and our directors each spends one hour a week on our business.  With practically no personnel, we have a limited ability to monitor our operations, such as the progress of oil and gas exploration, and to respond to inquiries from third parties, such as regulatory authorities or potential business partners.  Though we may rely on third party service providers, such as accountants and lawyers, to address some of our matters, until we raise additional capital or generate revenue, we will have to rely on consultants and third party service providers to monitor our operations, which will increase our expenses and have a negative effect on our results of operations.

RISKS RELATING TO OUR COMMON SHARES

23.	We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value.  The future issuance of our unlimited authorized common shares may result in substantial dilution in the percentage of our common shares held by our then existing shareholders. We may value any common shares issued in the future on an arbitrary basis.  The issuance of common shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common shares.

24.
Our common shares are subject to the "Penny Stock" Rules of the SEC and we have no established market for our securities, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than USD $5.00 per share or with an exercise price of less than USD $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a  reasonable  determination  that  the  transactions  in penny stocks are  suitable  for that person and the person has  sufficient knowledge  and  experience  in  financial  matters  to be capable of evaluating  the  risks  of  transactions  in  penny  stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

25.	We are a “foreign private issuer”, and you may not have access to the information you could obtain about us if we were not a “foreign private issuer”.

We are considered a "foreign private issuer" under the Securities Act of 1933, as amended.  As a foreign private issuer we will not have to file quarterly reports with the SEC nor will our directors, officers and 10% stockholders be subject to Section 16(b) of the Exchange Act.  As a foreign private issuer we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-U.S. companies and will not apply to us. Accordingly, you may not be able to obtain information about us as you could obtain if we were not a “foreign private issuer”.

26.	Because we do not intend to pay any cash dividends on our common shares, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common shares in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

27.           We may become a passive foreign investment company, or PFIC, which could result in adverse U.S. tax consequences to U.S. investors.

If we are a “passive foreign investment company” or “PFIC” as defined in Section 1297 of the Code, U.S. Holders will be subject to U.S. federal income taxation under one of two alternative tax regimes at the election of each such U.S. Holder. Section 1297 of the Code defines a PFIC as a corporation that is not formed in the United States and either (i) 75% or more of its gross income for the taxable year is “passive income”, which generally includes interest, dividends and certain rents and royalties or (ii) the average percentage, by fair market value (or, if we elect, adjusted tax basis), of its assets that produce or are held for the production of “passive income” is 50% or more.  Whether we are a PFIC in any year and the tax consequences relating to PFIC status will depend on the composition of our income and assets, including cash. U.S. Holders should be aware, however, that if we become a PFIC, we may not be able or willing to satisfy record-keeping requirements that would enable U.S. Holders to make an election to treat us as a “qualified electing fund” for purposes of one of the two alternative tax regimes applicable to a PFIC, which would result in adverse tax consequences to our shareholders who are U.S. citizens.

28.
Because the majority of our assets and all of our officers and directors are located outside the United States, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

All of our assets are presently located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States.  As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.  In addition, there is uncertainty as to whether the courts of Canada would recognize or enforce judgments of United States courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.  There is even uncertainty as to whether the Canadian courts would have jurisdiction to hear original actions brought in Canada against us or our directors and officers predicated upon the securities laws of the United States or any state thereof.

IDENTITY OF DIRECTORS, SENIOR MANAGEMENT, AND AUDITORS

Set forth below is the name and business address of the Company’s directors, senior management, and auditors.

Directors and Senior Management.  Our Board of Directors consists of Duncan Budge, Michael Nott, Rob Sandhu, Keith Diakiw, and Paul Uppal.  Our sole officer is Paul Uppal, who is our Chairman, President, Chief Executive Officer, Chief Operating Officer, and Secretary.  The business address of our officers and directors is c/o Liberty Petroleum Inc., 4620 Manilla Road SE, Calgary, Alberta, T2G 4B7.

Auditors.  Our auditors are SmytheRatcliffe, 7th Floor, Marine Building, 355 Burrard Street, Vancouver, B.C., Canada, V6C 2G8.

CAPITALIZATION AND INDEBTEDNESS

The  following  table  sets  forth  our capitalization as of December 31, 2006 and June  30, 2007. You should read this table in conjunction  with  ''Operating  and  Financial  Review  and Prospects'' and our financial  statements  and  the  notes  thereto,  included  elsewhere  in  this prospectus.  Amounts below are presented in accordance with Canadian generally accepted accounting principles and are stated in Canadian dollars.

	December 31, 2006 (audited)		June 30, 2007 (unaudited)
	Number of Securities	Amount	Number of Securities	Amount
Long-term debt	-	-	-	-
Common shares , no par value per share; Unlimited authorized;	41,709,750	$134,475	41,709,750	$134,475
Total shareholders’ equity	-	$90,833	-	$70,874

The Company has no debt.  As of June  30, 2007 and December 31, 2006 we had $14,567 and $14,415 respectively in accounts payable and accrued liabilities, all of which is current and unsecured.

The information set forth in the foregoing table excludes approximately 34,650,000 Common shares issuable upon the exercise of Class A, Class B and Class C warrants at a weighted average exercise price of approximately CDN $0.58 per share.

DESCRIPTION OF BUSINESS

History and Overview of the Company

We were formed as a corporation under the Federal laws of Canada pursuant to the Canada Business Corporations Act on April 25, 2005 under the name Liberty Gold Corp. On June 23, 2006 at an annual general and special meeting of shareholders, a majority of the shareholders of the Company approved a change in business of the Company from mineral exploration to oil and gas exploration.  At the same meeting, a majority of the shareholders of the Company approved a change in name of the Company to Liberty Petroleum Inc.

On March 15, 2006, as Liberty Gold Corp. we entered into an agreement giving the Company the exclusive right and option to acquire a 100% interest in a mineral exploration property known as the GQ Property located in the Kamloops Mining District of British Columbia.  The Company could have exercised its option by making cash payments totaling CDN $103,000 and incurring net expenditures on the property of at least CDN $110,000 by March 15, 2010.  The Company paid the initial $3,000 deposit as required under the agreement.  In relation to our decisions to pursue opportunities in the oil and gas industry, the Company terminated the GQ Property option on May 31, 2006.

The Company is now principally a company engaged in the acquisition and exploration of oil and gas properties.  The Company entered into its first natural gas property lease agreement on June 14, 2006 through a Petroleum, Natural Gas and General Rights Conveyance with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd. (together, the “Vendor”) whereby the Company acquired a 100% interest in a petroleum and natural gas lease with the government of the Province of Alberta.  The property to which the lease pertains is located in the Milk River area of Alberta.  The lease provides to the Company the right to explore the property.  The lease expires on July 14, 2010 but can be renewed.

Upon signing of such Natural Gas and General Rights Conveyance Agreement, the Company paid the Vendor CDN $7,500 and agreed to assume the underlying lease payments to the Province of Alberta of the greater of CDN$3.50 per hectare or CDN$50 per year.  In addition, pursuant to a Royalty Agreement, dated June 14, 2006, among the Company and the Vendor, the Vendor is entitled to an overriding 5% royalty on all petroleum substances produced from the Milk River Property, if any.

Our registered office is located at Suite 1200 - 750 West Pender Street Vancouver, British Columbia and our head office and principal place of business located at 4620 Manilla Road SE, Calgary, Alberta, T2G 4B7.  Our telephone number is (403) 243-6333.

We are a company in the early stages of engaging in the exploration and development of oil and gas properties.  No commercially viable natural gas deposit may exist on our property.  Our plan of operations is to carry out geological analysis of this property in order to ascertain whether it possesses deposits of natural gas.  We can provide no assurance to investors that our property contains a commercially viable natural gas deposit until appropriate exploratory work is done and an evaluation based on that work concludes further work programs are justified.  At this time, we definitely have no known reserves on our property.

We have limited finances and require additional funding in order to accomplish our exploration, development and acquisition objectives. There is no assurance that we will have revenues in the future or that we will be able to secure other funding necessary for our future growth and expansion.  There is also no assurance that our petroleum exploration activities will produce commercially viable reserves.  Our efforts to extract minerals may be unprofitable.

We may seek relationships with other petroleum exploration and development companies that will allow us to exploit idle and/or undeveloped resources.

Regulation and Environmental Matters

Oil and gas resource exploration, production and related operations are subject to extensive rules and regulations of federal, provincial, and local agencies.  Failure to comply with these rules and regulations can result in substantial penalties.  Our cost of doing business may be affected by the regulatory burden on the oil and gas industry. Until we commence prospecting our lease, we are not subject to any of the rules and regulations governing oil and gas resource exploration. Currently, we are not subject to any of these laws. We believe that compliance with the laws will not adversely affect our business operations.

Environmental enforcement efforts with respect to oil and gas exploration have increased over the years, and it is possible that regulation could expand and have a greater impact on future petroleum exploration operations.  Although our management intends to comply with all legislation and/or actions of local, provincial, and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the cost of which could harm our results of operations.  We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Our operations and property are subject to extensive federal, provincial and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health. These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences, (ii) restrict the types, quantities and concentration of various substances that can be released into the environment in connection with exploration activities, (iii) limit or prohibit petroleum exploration on certain lands lying within wilderness, wetlands and other protected areas, (iv) require remedial measures to mitigate pollution from former operations and  (v)  impose substantial  liabilities  for  pollution  resulting  from  our  proposed operations.

If we were to advance to the stage of commencing oil and gas production, we would require extensive environmental reviews.  Prior to receiving a permit to drill, we would need to undergo a provincial and federal environmental assessment which involves a detailed governmental review of our plans to protect the environment from damage due to explorations activities.  The review process requires public input as well as reviews by several levels of government and multiple ministries within each level of government.  Final permitting also requires the submission of a closure plan and the posting of a reclamation bond.

There are no costs to us at the present time in connection with compliance with environmental laws. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

PETROLEUM AND NATURAL GAS LEASE

The Company has an interest in a petroleum and natural gas (“PN&G”) lease in Alberta, Canada, as further described below

Coal Bed Methane Background

Stratigraphic Intervals Containing Coal Zones with CBM Potential

120°
110°
60°
60°
CANADA
U.S.A.
ALBERTA
Peace River
Peace
River
Fort McMurray
Peace River
Grande Prairie
Athabasca
River
Athabasca
54°
Edmonton
River
Lloydminster
Saskatchewan
North
Red Deer
Calgary
S. Sask. R.
Medicine Hat
Lethbridge
49°
114°
110°
Mannville Group
Horseshoe Canyon Formation
Belly River Group
Scollard Formation (Ardley)
Kootenay Group
Luscar Group
0
100
200 km
EUB
Alberta Energy and Utilities Board
AGS
Alberta Geological Survey

Alberta contains vast amounts of coal distributed throughout the southern Plains, Foothills, and Mountains.  The Alberta Energy and Utilities Board estimates there are 91 billion tonnes of coal resources suitable for mining and an additional 2 trillion tonnes of coal at depth in the Alberta Plains that may be suited for CBM.  According to a study by the Alberta Geological Survey, Alberta’s coal bed resource could contain approximately 14 trillion cubic meters (500 trillion cubic feet) of natural gas.

Coal bed methane (“CBM”) is a natural gas found in coal seams and it is the same gas that is commonly used to heat homes and used extensively by manufacturing industries.  All provincial laws and regulations in Alberta in place for ‘natural gas’ also cover CBM.  Conventional natural gas refers to a mixture of hydrocarbons that can be recovered from rock reservoirs such as sandstones and dolostones through commonplace production techniques.  CBM is considered unconventional natural gas because the coal acts as both the source of the gas and the storage reservoir.  Most of the CBM is attached to or ‘adsorbed’ on the coal surface and it may also be trapped in the coal fractures.  Unconventional natural gas is considered less proven, and potentially less productive and less economic than conventional natural gas, based on current conditions, knowledge, economics, and technology.

The natural gas found on coal seams is ‘sweet’ not ‘sour’, and generally has few impurities. Sweet Gas is found in its natural state that does not need to be purified to remove sulfur-bearing compounds.   Sour Gas is natural gas containing significant amounts of hydrogen sulfide and requires special material treatments to avoid failures from sulfide corrosion cracking.    CBM is attached or ‘adsorbed’ to the coal instead of being trapped in the pore space of the rock like most conventional natural gas.  Pressure form overlying rock and water within the natural fracture system of the coal seam keeps the methane gas bound to the coal.  CBM is produced by reducing the pressure in the coal seam, sometimes by pumping the ground water out, so that the natural gas flows through fractures in the coal into the well bore.  The natural gas would then flow up to the surface.  If few natural fractures exist, producers use hydraulic fracturing to create channels in the coal.  When the gas reaches the surface, it is compressed and transported through natural gas pipelines.  The handling of the large volumes of water produced during CBM extraction is a challenge to the natural gas industry.  The amount of water used in the extraction process varies considerably from well to well and from region to region.

MILK RIVER PROPERTY

Acquisition of Interest

On June 14, 2006, the Company entered into a Petroleum, Natural Gas and General Rights Conveyance (the “Agreement”) with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd. (together the “Vendor”) whereby the Company acquired a 100% interest in a Petroleum and Natural Gas (“PN&G”) lease with the government of the Province of Alberta.  The underlying lease acquired by the Company is Alberta PN&G lease 0405070015 (the “Lease”), and the property to which the lease pertains is located in the Milk River area of Alberta, as further described below. Upon signing of the Agreement the Company paid the Vendor CDN $7,500 and agreed to assume the underlying lease payments to the Province of Alberta.  In addition, the Vendor is entitled to an overriding 5% royalty on all petroleum substances produced from the Milk River Property (the “Property”), if any.  The Vendor is entitled to a first and paramount lien upon all of the petroleum substances produced or allocated to the Property to secure the payment of any amounts due and payable to the Vendor relating to the royalty.

Location

The Milk River Property is located approximately 77km straight south from Medicine Hat, Alberta, Canada.  This region of the Province is part of the Alberta Plains.

Lease Number	Hectares	Township	Range	Section

0405070015	256	3	7	23

Milk River Property Lease Information

The Milk River Property is comprised of a single lease with the government of the province of Alberta, Canada.  The lease is a five-year lease and expires on July 14, 2010 but can be renewed subject to certain conditions.

Lease Number	Hectares	Rent / Hectare	Total Annual Rent

0405070015	256	CDN $3.50 (USD $3.57) per year	CDN $896 (USD $913) per year

Regional Geology

Alberta contains vast amounts of coal distributed throughout the southern Plains, Foothills, and Mountains.  Originally deposited in relatively flat-lying peat swamps, organic matter (peat) was buried by sediments derived from uplift (mountain building), in the west and gradually changed into coal with increasing heat and pressure of burial.  Over time, the coals were uplifted and partially eroded away, resulting in the present distribution of coal across the Plains.  Coal-bearing strata dip gently westward toward the Mountains where coals are folded and abruptly turn toward the surface to be exposed in the Foothills.

Coal typically occurs within a coal zone as discrete seams and/or packages with several thin and thick seams interbedded with non-coaly rock layers or beds.  A coal zone may be traceable over a large geographic area.  Coal zones are found in strata ranging in age from Late Jurassic (approximately 145 millions years old) to Tertiary (approximately 65 million years old).

The oldest and deepest coals of the Alberta Plains belong to the Lower Cretaceous Mannville Group coals.  The Mannville coals are widely distributed across the Alberta Plains, are thick, continuous and contain some of the highest gas contents of any coals in the Alberta Plains.  Typically six or more seams with cumulative coal thickness ranging from 2 to 14 meters occur over a stratigraphic interval of 40 to 100 meters.  The thickest coals extend from southeast Grande Prairie in a widening wedge between Edmonton and Calgary to the Coronation area with coals occurring at depths ranging from about 800 meters to 2800 meters.

Upper Cretaceous through Tertiary-aged coal also occurs across the Plains with older coals being overlain by progressively younger rocks and coals.  Three coal zones are recognized within the Upper Cretaceous Belly River Group:  the McKay Coal Zone, near the base of the Belly River Group; the Taber Coal Zone, located in the middle; and the Lethbridge Coal Zone, at the top of the Belly River Group.  Compared to the Mannville coals, the overall thin coals and restricted lateral continuity of the Belly River Group coal seams have resulted in limited exploration efforts in these coals.

The rank of coal in Alberta ranges from very low (lignite) to high (anthracite).  Coal near the surface in the Plains is generally of sub-bituminous rank with lignite occurring in the north and northeast part of the Plains, and high volatile bituminous C in the northwest and southwest areas of the Plains.  Coal rank increases with burial depth.  In the Plains, coal rank increases towards the west as seams dip and become progressively deeper toward the mountains.  CBM content increases with increasing rank so that with greater seam depths, gas contents are expected to increase.  With increasing depth also comes increasing overburden pressure, which may restrict permeability.

To date, Horseshoe Canyon coals with relatively low gas contents, but with favourable fracturing are being successfully exploited for CBM production in the south-central plains.  Mannville coals are showing potentially favourable amounts of fracturing and high gas contents in some locations are undergoing evaluation in the north central to central plains.

Property Geology

The Company’s Milk River Property has not undergone any drilling.  Drill log information from wells drilled on adjacent properties is publicly available. Based on a review of these drill logs, there is an indication that Belly River and Mannville coals may be present.  There are no Horseshoe Canyon coals as the Property is too far east for the presence of these coals.

Previous Work

The Property is a very early stage property and has not had any drilling performed on it.  The Property is located in an area that is known to host Belly River and Mannville coals.

Planned Work by the Company for 2007 and 2008

The Province of Alberta maintains a significant publicly-available database of drilling information from all wells drilled under leases issued by the provincial government.  Companies who drill on government land in Alberta are required to submit their drill results to the province.  Therefore, previous drilling undertaken on land adjacent to the Company’s holding, or drilling on the Company’s land by companies exploring for other resources (oil sands for example) are required to submit their drill log data to the Alberta government.  As a result, there is a large database of drill results available to the public.  The Company intends to undertake a comprehensive review of this drill log data from surrounding properties in order to gain a better understanding of the exploration potential of the property.  The Company does not currently have agreements in place with qualified geologists who can undertake this review.  Currently, the Company is attempting to engage consultants to perform the review.

The review of the data will include preparing detailed geological maps using existing drill log data with the aim of identifying potential drill targets and to obtain a better understanding of potential strategies for acquiring new land holdings.  The Company will not undertake any drilling in 2007, as the review of available information will  take between twelve to eighteen months to complete commencing June 2007.  Therefore, the Company is not expecting to undertake any drilling until at least 2008.

Material Contracts

On April 30, 2006, we entered into an agreement with Paul Uppal, our Chairman, President, Chief Executive and Operating Officer and Secretary, which granted us an irrevocable option to repurchase from Mr. Uppal all or any portion of his 16,000,000 common shares at an exercise price of CDN $0.01 per share.  This repurchase option is exercisable by us if, at any time on or before April 30, 2025, Mr. Uppal ceases to be a director of the Company.  Unless we agree otherwise, our repurchase option attaches to Mr. Uppal’s common shares, so that we may exercise the repurchase option (upon the occurrence of the triggering event) as to any common shares Mr. Uppal transfers to a third party.  Pursuant to this agreement, Mr. Uppal has agreed not to transfer or encumber his shares (directly or indirectly) without our prior written consent.  Additionally, Mr. Uppal’s stock certificate has a legend on it that indicates that the shares are subject to this repurchase option held by us.    On April 30, 2006, we entered into an agreement with Mr. Greg Crowe, a director at that time, for a repurchase option right with respect to the 14,000,000 common shares Mr. Crowe owned.  Our agreement with Mr. Crowe had terms identical to our agreement with Mr. Uppal.  On August 17, 2006, Mr. Crowe sold his 14,000,000 common shares to Duncan Budge at a price of $0.0001, pursuant to a share purchase agreement, dated August 17, 2006, entered into by Mr. Crowe, Mr. Budge, and us.   Such sale was made after Mr. Crowe resigned as a director and terminated his relationship with us.  Pursuant to the share purchase agreement, the common shares purchased by Mr. Budge are subject to the same terms and conditions as is in of our agreement with Mr. Crowe, including the repurchase option held by us with respect to Mr. Crowe’s shares.

On June 14, 2006, the Company entered into a Petroleum, Natural Gas and General Rights Conveyance (the “Agreement”) with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd. (together the “Vendor”) whereby the Company acquired a 100% interest in a Petroleum and Natural Gas (“PN&G”) lease with the government of the Province of Alberta.  The underlying lease acquired by the Company is Alberta PN&G lease 0405070015 (the “Lease”), and the property to which the Lease pertains is located in the Milk River area of Alberta, as further described below. Upon signing of the Agreement the Company paid the Vendor CDN $7,500 and agreed to assume the underlying lease payments to the Province of Alberta.  In addition, the Vendor is entitled to an overriding 5% royalty on all petroleum substances produced from the Milk River Property (the “Property”), if any.  The Vendor is entitled to a first and paramount lien upon all of the petroleum substances produced or allocated to the Property to secure the payment of any amounts due and payable to the Vendor relating to the royalty.

Other than these contracts, we do not have any other material contracts.

Competition

The oil and gas resource market is intensely competitive in all its phases, highly fragmented and subject  to  rapid  change.  We will encounter  strong  competition from many other oil and gas exploration companies,  including many that possess substantial financial resources,  in acquiring  economically  desirable producing properties and  exploratory  drilling  prospects,  and in obtaining  equipment and labor to operate and maintain their properties. We may be unable to compete successfully with our existing competitors or with any new competitors.  We compete with many exploration companies which have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

Properties

We currently lease our corporate headquarters at 4620 Manilla Road  SE, Calgary, Alberta, T2G 4B7, for CDN $400 per month on a month-to-month basis.  We believe that our rented properties are adequate for our current and immediately foreseeable operating needs.  We do not have any policies regarding investments in real estate, securities or other forms of property.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings  which arise in the ordinary course of business. However, litigation is  subject  to  inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not  aware  of  any  such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial  condition  or  operating  results.

Plan of Operations

We are an oil and gas exploration company with an objective of acquiring, exploring, and if warranted and feasible, developing oil and gas resource properties.  Our primary focus in the natural resource sector is natural gas with an emphasis on coal bed methane.

We have members on our board of directors who have experience in the oil and gas exploration industry. However, exploration activities of properties without any proven reserves require a considerable amount of time and money, and the subsequent return on investment for our shareholders would be very long term indeed.  Should we make a finding of any oil and gas on our property we would consider our alternatives to such finding, including the possibility of selling any findings to a major oil and gas company. By selling our findings to another oil and gas company, it would provide an immediate return to our shareholders without the long time frame and cost of putting a gas well into operation ourselves, and it would also provide future capital for the company to continue operations.

The search for coal bed methane resources as a business is extremely risky. The initial capital investments are substantial and success is not guaranteed because the amount of gas that can be produced depends not only on the correct depth, but on the thickness and lateral continuity of the coal, the level of permeability that is controlled by the amount of fracturing or cleats, and other barriers such as impermeable layers and faults or folds that keep the gas trapped within the coal seam.  We can provide investors with no assurance that the property we have optioned contains commercially exploitable reserves.  Exploration for oil and gas is a speculative venture involving substantial risk. Few properties that are explored are ultimately developed into producing commercially feasible reserves. Problems such as unusual or unexpected formations and other conditions are involved in oil and gas exploration and often result in unsuccessful exploration efforts.  In such a case, we would be unable to complete our business plan and any money spent on exploration would be lost.

Oil and natural gas resource exploration and development requires significant capital and our assets and resources are limited.  Therefore, we anticipate participating in the oil and natural gas industry  through  the  purchase  of small interests  in producing properties, the purchase of property where feasibility studies already exist or by the  optioning  of  natural  resource  exploration  and  development projects.  To date we have one property under option, and are in the early stages of exploring this property.  There has been no indication as yet that any oil or natural gas deposits exist on this property, and there is no assurance that a commercially viable oil or natural gas deposit exists on our property.  Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Exploration Programs

Our business plan is to proceed with the exploration of our property to determine the potential of the property to host any natural gas in the form of coal bed methane.  There are several uncertainties when trying to determine the amount of recoverable methane gas.  Every CBM project is unique, and while some of the technology from the U.S. experience is helpful, the Canadian coal beds are typically less gassy and less porous, making it harder for the methane to flow to a well bore.  Coal bed methane is a natural gas found in most coal deposits and created over the millions of years it takes to convert plant material into coal. The methane in a coal seam is not stored as a compressed gas but absorbed chemically into the coal and held in place by the overlying rock and water pressure.

A large land position is important as it requires a large coal seam to make the property economic. In addition, CBM extraction also requires twice as many wells as a natural gas play. Instead of one hole per 640 acres, CBM demands as many as one well every 80 acres, costing between CDN $100,000 to CDN $400,000 per well.

While CBM can be extracted using conventional natural gas technology methane cannot be extracted until the water that permeates coal beds is pumped off because it traps the gas in the coal. This dewatering lowers coal bed pressure and is like taking the cork out of a bottle of champagne, the bubbles (methane) come to the top. Dewatering often means dumping 12 to 15 gallons of water a minute from each well -- a process that must continue for a year on average before maximum methane production kicks in.

Each CBM play is unique, requiring different techniques for drilling, completing and stimulating wells. If the coal bed is too shallow pressures are not high enough to absorb the methane on the coal surface and if it’s too deep the pressure is shut off and collapses the fracture, making it impossible to retrieve the methane gas.  Ideal conditions in Canada are between 400 and 1000 metres (1200-3000 feet) below the surface.

The Province of Alberta maintains a significant publicly-available database of drilling information from all wells drilled under leases issued by the provincial government.  Companies who drill on government land in Alberta are required to submit their drill results to the province.  Therefore, previous drilling undertaken on land adjacent to the Company’s holding, or drilling on the Company’s land by companies exploring for other resources (oil sands for example) are required to submit their drill log data to the Alberta government.  As a result, there is a large database of drill results available to the public.  The Company intends to undertake a comprehensive review of this drill log data from surrounding properties in order to gain a better understanding of the exploration potential of the property.

The review of the data will include preparing detailed geological maps using existing drill log data with the aim of identifying potential drill targets and obtain a better understanding of potential strategies for acquiring new land holdings.  The Company will not undertake any drilling in 2007, as the review of available information will  take between twelve to eighteen months to complete commencing  June 2007.  Therefore, the Company is not expecting to undertake any drilling until at least 2008.   We plan to engage third party geologists to assist with the assessment of the studies, engineering reports, and site plans with respect to our property.  However, the Company does not currently have agreements in place with qualified geologists who can undertake this review.  Currently, the Company is attempting to engage consultants to perform the review.  There are no drilled resources on our property.

We plan to implement staged exploration programs with the results of one stage determining the exploration program for the subsequent stage.  We have land without any proven natural gas. We may or may not find any natural gas. We hope we do, but it is impossible to predict the likelihood of such an event.  We do not have any plan to generate revenue unless and until our exploration program is successful in finding productive wells. We have not found economic oil or natural gas yet and it is impossible to project revenue generation from nothing. We will make a decision of how to proceed to each phase of the exploration based on our findings of the exploration.

During this exploration stage, Mr. Uppal, our President, will only be devoting approximately one day per week of his time to our business.  We do not foresee this limited involvement  as  negatively impacting our Company over the next twelve months as all  exploratory  work  will continue to be performed by outside consultants.  In the future,  if  the demands of our business require more business time  of  Mr.  Uppal,  such  as  raising additional capital or addressing unforeseen  issues  with  regard  to  our exploration efforts, he is prepared to adjust  his  timetable  to  devote  more  time  to  our business. However, it is possible  that  Mr. Uppal may not be able to devote sufficient time to the management of our business at the times needed.

In the future, we will require additional funding that will be in the form of equity financing from the sale of our common shares.  However, we may not be able to raise  sufficient  funding  from the sale of our common shares to fund the exploration program.  We believe that debt financing will not  be  an  alternative  for funding the exploration program.  The risky  nature  of  this  enterprise  and  lack  of  tangible  assets places debt financing  beyond  the  credit-worthiness  required  by  most  banks  or typical investors  of  corporate debt until such time as an economically viable mine can be  demonstrated.  Traditional  debt  financing  is  not  available at the early stages  of  exploration  in which we are currently involved.  We do not have any arrangements  in  place  for  any  future  equity  financing.

We  anticipate  that  we  will incur the following expenses over the next twelve months:

1.   CDN $40,900 in connection with property payments and work expenditures on the Company’s property;

2.   CDN $54,100 for operating expenses, including working capital and general, administrative and professional legal and accounting expenses  associated  with  us becoming a  reporting  issuer  under  the Securities  Exchange  Act  of  1934;

We  had  cash  and cash short-term investments in  the  amount  of  CDN $72,656 as  of  June 30, 2007.  Our total expenditures  over  the  next  twelve months are anticipated to be approximately CDN $95,000.  Accordingly,  we do not have sufficient cash on hand to fund our operations to June 2008..  We will require additional funding by April 2008.  We will require additional financing to fund our operations in the future.   In the next twelve months, we do not plan  to make any purchases of significant equipment, nor do we plan to hire any  employees.

Additional  financing may  not be available in the future.  If we do not obtain additional  financing  necessary  to  conduct  our  exploration, we may consider bringing in an additional joint venture partner to provide the required funding. We  have  not  undertaken  any  efforts  to  locate a joint venture partner.  In addition,  we  may  not  ever be able to locate a joint venture partner who will assist  us  in  funding  our  exploration  of  any of our property.

FOREIGN CURRENCY EXCHANGE:
UNITED STATES DOLLARS AND CANADIAN DOLLARS

While our financial statements are reported in Canadian dollars and are intended to comply with U.S. GAAP requirements, all of our business operations may be conducted in Canadian dollars.  We provide the following summary regarding historical exchange rates between these currencies:

Since June 1, 1970, the government of Canada has permitted a floating exchange rate to determine the value of the Canadian dollar as compared to the United States dollar.   On October 5,2008,  the exchange rate in effect for Canadian  dollars  exchanged  for  United  States dollars, expressed in terms of Canadian  dollars  was  $0.9812.   This exchange rate is based on the noon buying rates in New York City for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York. The following exchange rates were in effect for Canadian dollars exchanged for United States dollars, calculated in the same manner as above for 2005, 2006 and the most recent six months:

Period	Average	High	Low	Close

September 2007	1.03	0.99	1.06	0.99
August 2007	1.06	1.05	1.08	1.06
July 2007	1.05	1.04	1.07	1.07
June 2007	1.07	1.06	1.07	1.06
May 2007	1.09	1.07	1.11	1.07
April 2007	1.14	1.11	1.16	1.11

January 1, 2006 to December 31, 2006	1.13	1.10	1.17	1.17
April 25, 2005 to December 31, 2005	1.20	1.15	1.27	1.17

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

Unless otherwise stated, all amounts shown in this “Operating and Financial Review” section of this prospectus are in  Canadian Dollars

Overview

As a natural resource exploration company our focus is to locate prospective properties that may host oil and gas reserves that could eventually be put into production.  With this in mind, we have to this date identified and secured one property in the Province of Alberta identified as the Milk River Property.  We do not intend to use any employees, with the exception of part-time clerical assistance on an as-needed basis.  Outside advisors, attorneys or consultants will only be used if they can be obtained for a minimal cost or for a deferred payment basis.  Management is confident that it will be able to operate in this manner and continue during the next twelve months.

Results of Operations of Fiscal 2006 vs. Fiscal 2005

We are an oil and natural gas resource exploration company in the exploration stage with an objective of acquiring, exploring, and, if warranted and feasible, developing natural resource properties.  Natural resource exploration and development requires significant capital and our assets and resources are limited. Therefore, we participate in the natural resource industry through the optioning of natural resource exploration and development projects.

Revenue - Cost of Revenue

We did not earn any revenues during the year ended December 31, 2006 or from the period April 25, 2005 (inception) to December 31, 2005.  We do not anticipate earning revenues until such time as we have entered into commercial production of our oil and gas property. We can provide no assurance that we will discover commercially exploitable levels of oil or gas on our property, or if such resources are discovered, that we will enter into commercial production of our oil and gas property.

General and Administrative Expenses

For the year ended December 31, 2006 we had a net loss of $34,692 consisting of: (a) $18,733 in legal and filing fees related to the preparation of the Company’s F-1 registration statement; (b) $7,500 in professional fees related to the preparation of our financial statements (c) $3,000 relating to the write-off of the Company’s option payment on its former gold exploration property; (d) $1,470 in office expenses; (e) $4,077 in rent; (f) $585 for transfer agent costs (g) $2,000 for Directors’ fees, and (h) $2,673 in interest income.

We incurred a loss of $8,950 for the period from April 25 2005 (inception) to December 31, 2005, consisting of: (a) $5,000 in professional fees related to the preparation of the Company’s financial statements; (b) $2,605 for rent; and (c) $1,345 in office expenses.

The increase in the loss in 2006 compared to 2005 is primarily related to the fact the in 2005 the Company’s only activities were to incorporate the Company.  In 2006, we completed the filing of our F-1 registration statement and entered into and subsequently terminated an option on a mineral exploration property in British Columbia.  Also in 2006 we expanded our Board of Directors and initiated our efforts in the oil and gas exploration business.

Liquidity and Capital Resources

On May 26, 2005, we closed a private placement with seven investors for the sale of 11,550,000 units, which generated gross proceeds to us of CDN $115,500. On July 11, 2005, we closed a private placement with forty Canadian investors for the sale of 159,750 Common shares , for total gross proceeds of CDN $15,975. Such proceeds are not sufficient to enable us to continue our operations.

We had cash and short-term investments of $72,656 as of June 30, 2007. We anticipate that we will incur through the next twelve months:

•	$40,900 in connection with lease payments, work expenditures and the initial geological analysis of the Milk River Property;

•
$54,100 for operating expenses, including working capital and general, administrative and professional legal and accounting expenses associated with our  becoming  a  reporting issuer under the Securities Exchange Act of 1934.

At June 30, 2007 we had working capital of $61,540.  Therefore, current cash on hand is not sufficient for our planned work to June 2008. as proposed in our Plan of Operations and  we will need to raise additional capital prior to April 2008.  In the future we shall require additional funding and we anticipate that such funding will be in the form of equity financing from the sale of our common shares.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common shares to fund additional phases of the exploration program, should we decide to proceed.  We believe that debt financing will not be an alternative for funding any further phases in our exploration program.  The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated.  We do not have any arrangements in place for any future equity financing.

Off Balance Sheet  Arrangements

We do not have any off balance sheet arrangements as of December 31, 2005, 2006 or of the date of this report.

Contractual Obligations

We have the following contractual obligations as expressed in Canadian dollars as of June 30, 2007:

Contractual Obligations	Total	Payments Due By Period
		Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 years

Property Lease Payments(1)	$3,584	$896	$1,792	$896	-

	$3,584	$896	$1,792	$896	-

(1)  On June 14, 2006, the Company entered into a Petroleum, Natural Gas and General Rights Conveyance with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd. (collectively the “Vendor”) whereby the Company acquired a 100% interest in a petroleum and natural gas lease with the government of the Province of Alberta.  Upon signing of the agreement, the Company paid the Vendor CDN $7,500 and agreed to assume the underlying lease payments to the Province of Alberta of the greater of CDN$3.50 per hectare or CDN$50 per year.  The Lease expires on July 14, 2010 but can be renewed.

Going Concern

Our financial statements have been prepared assuming that we will continue as a going concern.  It contemplates that assets will be realized and liabilities and commitments satisfied in the normal course of business.  We have incurred net losses of $43,642 for the period from April 25, 2005 (inception) to December 31, 2006.  We anticipate generating losses for the next 12 months.  Therefore, there is substantial doubt about our ability  to continue operations in the future as a going concern. Our plans to deal with this uncertainty include raising additional capital or entering into a strategic arrangement with a third party. There can be no assurance that our plans  can be  realized.  If we cannot continue as a viable entity, our shareholders may lose some or all of their investment.

At June 30, 2007 we had working capital of $61,540. Therefore, current cash on hand is not sufficient for all work proposed until June 2008.  By April 2008 we will require additional funding and we anticipate that such funding will be in the form of equity financing from the sale of our common shares.  However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common shares to fund additional phases of the exploration program, should we decide to proceed.  We believe that debt financing will not be an alternative for funding any further phases in our exploration program.  The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated.  We do not have any arrangements in place for any future equity financing.

Recently Issued Accounting Pronouncements Applicable to the U.S.

For US GAAP purposes, we follow the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 123 whereby stock options granted in the period are measured at their fair value using the Black-Scholes option pricing model.

In June 2005, the Financial Accounting Standards Board (“FASB”) issued Statement 154, “Accounting Changes and Error Corrections”, which replaces APB Opinion 20 and FASB Statement 3.  Statement 154 changes the requirements for the accounting and reporting of a change in accounting principle.  Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including the cumulative effect of the new accounting principle in net income of the period of change.  Statement 154 now requires retrospective application of changes in accounting principle to prior period financial statements, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. The statement is effective for fiscal years beginning after December 15, 2005.

In June 2006, the FASB issued interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (FAS No. 109)” (“FIN 48”). This interpretation prescribes a recognition threshold and measurement attribute for tax positions taken or expected to be taken in a tax return. This interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The evaluation of a tax position in accordance with this interpretation is a two-step process. In the first step, recognition, the Company determines whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The second step addresses measurement of a tax position that meets the more-likely-than-not criteria. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Differences between tax positions taken in a tax return and amounts recognized in the financial statements will generally result in a) an increase in a liability for income taxes payable or a reduction of an income tax refund receivable, b) a reduction in a deferred tax asset or an increase in a deferred tax liability or c) both a and b. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be de-recognized in the first subsequent financial reporting period in which that threshold is no longer met. Use of a valuation allowance as described in FAS No. 109 is not an appropriate substitute for the de-recognition of a tax position. The requirement to assess the need for a valuation allowance for deferred tax assets based on sufficiency of future taxable income is unchanged by this interpretation. This interpretation is effective for fiscal years beginning after December 15, 2006.

On September 13, 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. (“SAB 108”), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending after November 15, 2006.

In September 2006, FASB issued Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“FAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of FAS 157 are effective for fiscal years beginning after November 15, 2007.

The implementation of these new standards is not expected to have a material effect on the Company’s financial statements.

DIRECTORS, SENIOR MANAGEMENT, AND EMPLOYEES

Directors and Senior Management

The following table sets forth certain information regarding the members of our board of directors and our senior management as of October 8, 2007:

Name	Age	Positions and Offices Held
Paul Uppal	53	Director, Chairman, President, Chief Executive Officer, ChiefOperating Officer, and Secretary
Duncan Budge	56	Director
Michael Nott	33	Director
Rob Sandhu	31	Director
Keith Diakiw	34	Director

Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified.  None of our directors have any family relationships with any of our other directors or executive officers.  Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Paul Uppal has been a Director and our Chairman, President, and Chief Executive Officer, Chief Operating Officer, and Secretary since our incorporation in April 2005. For the five years prior to becoming a director and officer to our company, Mr. Uppal has owned and operated Goldwood Industries which is a lumber manufacturing company.   Mr. Uppal will continue to devote substantially all of his time to the manufacturing company while he serves as an officer and director of Liberty.  From July 1, 1999 to June 30, 2005, Mr. Uppal was the chairman of the North Fraser Port Authority. For 32 years Mr. Uppal was also a Real Estate agent and developer.

Duncan Budge has served on our Board of Directors since August 14, 2006.   Mr. Budge is also a Director of Giant Oil & Gas Inc., Strata Oil & Gas Inc. and Patriot Gold Corp. all of which are publicly traded natural resource companies.  Mr. Budge is a professional accountant who owned and operated his own Chartered Accounting firm from 1990 to 2001 until his retirement.  Since 2001, he has worked as an independent financial consultant to firms in a variety of industries.  Mr. Budge has a Bachelor of Commerce degree from the University of British Columbia and obtained his Chartered Accounting designation in 1977.  Mr. Budge does not currently hold a Chartered Accountant designation but is in the process of renewing his designation.

Michael Nott has served on our Board of Directors since August 21, 2006.  He has been working as a professional geologist since 1999.  Currently Mr. Nott is a project geologist in the Unconventional Gas Research Group with the Alberta Research Council which is primarily involved with the research and testing of Coal Bed Methane and Shale gas.  From 1999 to 2005, he worked as a Well Analyst and Hydrocarbon Geologist for CL Consultants Ltd. in Calgary, Alberta.  Mr. Nott is also a Director of Giant Oil & Gas Inc. which is a publicly traded natural resource company.  He has field experience across North America including Alberta, Saskatchewan and Colorado.  Mr. Nott graduated from the University of New Brunswick with a Bachelor of Science degree in geology and is a member of the Association of Professional Engineers, Geologists, and Geophysicists of Alberta.

Rob Sandhu has served on our Board of Directors since May 15, 2007.  He is an oil and natural gas drilling specialist who has been working as a professional petroleum driller since 1999.  Mr. Sandhu is currently working for the Haliburton Group as a directional driller.  From 2004 to 2006 he worked as a drilling operator for Phoenix Technology Income Trust and from 2000 to 2004 he was a field supervisor for Precision Drilling Technical Services Group.  He has field drilling experience throughout Alberta.  Mr. Sandhu has technical training from the Southern Alberta Institute of Technology in Calgary.

Keith Diakiw has served on our Board of Directors since May 15, 2007.  He is a professional geologist who has field experience in Canada and Brazil.  Mr. Diakiw is currently working as a geologist for Canadian Natural Resources in Fort McMurray, Alberta, Canada.  From 2005 to 2006 he was employed by Wellsite Masters Ltd. as a geologist for an oil sands drilling program.  From 2003 to 2004 he worked as a field engineer for Schlumberger D&M in Brazil while in 2003 he was employed by Encana Corporation.  Prior to 2003 Mr. Diakiw was attending the University of Alberta where he completed a Bachelor of Science (Geology) in 2003 and a Bachelor of Arts in 2001.  Mr. Diakiw is a member of several professional organizations including the Association of Professional Engineers, Geologists, and Geophysicists of Alberta, the Canadian Institute of Mining, Metallurgy, and Petroleum, and the Canadian Society of Petroleum Geologists..

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation.

None of our officers or directors have received or earned any compensation or bonus for services rendered in the 2005 fiscal year.   Commencing September 1, 2006, Mr. Nott has received $500 per month to serve as a Director of the Company.    In addition, commencing May 15, 2007 Mr. Sandhu and Mr. Diakiw also began receiving $500 per month for serving as Directors.  The payments will continue as long as the respective individual serves on the Company’s Board.

We do not maintain key-man life insurance for any of our executive officers or directors.

We do not have any long-term compensation plans or stock option plans.

Compensation of Directors

Except as noted in the section entitled Executive Compensation of this F-1, no officer or director received any type of compensation from our Company during the period from April 25 (inception), 2005 to June 30, 2007.  Except as noted in the section Entitled Executive Compensation of this F-1, no arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

Auditors

Smythe Ratcliffe LLP, 7th Floor, Marine Building, 355 Burrard Street, Vancouver, B.C., Canada, V6C 2G8, audited the Company’s financial statements for the period from April 25, 2005 (inception) to December 31, 2005 and 2006.  SmytheRatcliffe is a member of the Canadian Institute of Chartered Accountants and is registered with the Public Company Accounting Oversight Board (“PCAOB”) in the United States and the Canadian Public Accountability Board (“CPAB”) in Canada.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have an audit committee or nominating committee.

Potential Conflicts of Interest

Since our directors work for other natural resource exploration companies, there exists the possibility of conflicts of interest between us, our directors and such other companies.  For example, a director may locate a corporate opportunity and present it to another company before presenting it to us. Our directors have been made aware that under certain situations the business opportunity must first be offered to us, depending on the circumstances in which he became aware of the opportunity, the significance of the opportunity to us and whether we should reasonably expect him to make the opportunity available to us. If the situation results in our directors being interested in the matter, the interest will be disclosed to the other board members who shall approve or disapprove of the action.  Furthermore, our directors will keep in confidence all confidential information about us.  The Company is not aware of any current or potential conflicts of interest with any of our executives or directors.

Employees

We have commenced only limited operations and have no employees at this time. We utilize outside contractors where possible, and we rely on the industry expertise of management and our Board of Directors. These contractors will be responsible for surveying, geology, engineering, exploration, and drilling. The geologists will evaluate the information derived from the exploration and drilling and the engineers will advise us on the economic feasibility of removing the oil and gas, if any. No member of our management team is presently employed  by us.  We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months, unless the growth of our business demands it.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The  following table sets forth certain information, as of October 8, 2007,  concerning  the  ownership of the common shares by (a) each person who, to the  best  of our knowledge, beneficially owned on that date more than 5% of our outstanding  Common  Stock, (b) each of our directors and executive officers and (c)  all  current directors  and  executive  officers  as  a  group. Unless  otherwise  indicated,  the  address  of  each  person listed is c/o Liberty Petroleum Inc.,4620 Manilla Road SE, Calgary, Alberta, T2G 4B7.

Based  on  41,709,750 common shares outstanding as of October  8, 2007.  Beneficial  ownership  is  determined in accordance with the rules of the Securities  and Exchange Commission (the "SEC") and generally includes voting or investment  power  with  respect  to  securities.  In accordance with SEC rules, common shares  issuable upon the exercise of options or warrants which are  currently  exercisable or which become exercisable within 60 days following the  date  of  the information in this table are deemed to be beneficially owned by,  and  outstanding  with  respect  to,  the holder of such option or warrant.  Except  as  indicated  by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and  investment  power  with respect to all common shares owned by such person.

Name of Beneficial Owner	Number of of Common Shares Beneficially Owned	Percent of Common Shares Beneficially Owned
Paul Uppal	16,000,000(1)	38.3%
Duncan Budge	14,000,000(1)	33.6%
Michael Nott	-	-
Rob Sandhu	-	-
Keith Diakiw	-	-
All directors and executive officers as a group (two persons)	30,000,000	71.9%

(1)
The shares owned by Mr. Uppal and Mr. Budge are subject to the Company’s option to purchase all or any portion of these shares are a purchase price of CDN $0.01 per share.  This repurchase option is exercisable by us if, at any time on or before April 30, 2025, such stockholder ceases to be a director of the Company.  For further information on such agreements, see our disclosure under the sub-section entitled “Material Contracts.”

 Our major shareholders do not have voting rights that differ from the other holders of our common shares.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

Other than the transactions described below in this section, there are no transactions during the last  year, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

•	Any director or executive officer of the small business issuer;

•	Any majority security holder; and

•	Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

In April 2005, pursuant to an agreement, we issued 16,000,000 common shares to Paul Uppal, one of our founders at a price of $0.0001 per share.   Such shares are restricted and the certificates representing such shares contain a restrictive legend.

 In April 2005, we also issued an additional 14,000,000 common shares to our former director and founder, Greg Crowe at a price of $0.0001 per share.  On August 17, 2006, Mr. Crowe sold his 14,000,000 common shares to Duncan Budge, a director of our Company, at a price of $0.0001, pursuant to a share purchase agreement, dated August 17, 2006, entered into by Mr. Crowe, Mr. Budge, and the Company.  Such sale was made after Mr. Crowe resigned as a director and terminated his relationship with the Company.

On April 30, 2006, we entered into an agreement with each of Messrs. Uppal and Crowe, pursuant to which the Company holds an irrevocable right to repurchase all or a portion of their shares for a price of CDN$0.01 per share. This repurchase option is exercisable by us if, at any time on or before April 30, 2025, such stockholder ceases to be a director of the Company.  Mr. Crowe has since resigned as our director, and, pursuant to a share purchase agreement dated August 17, 2006, he sold his 14,000,000 common shares at a price of $0.0001 to Duncan Budge, who is our director.  Pursuant to the share purchase agreement, the common shares purchased by Mr. Budge are subject to the same terms and conditions as were in our agreement with Mr. Crowe, including the repurchase option held by us with respect to Mr. Crowe’s shares.   For further information on such agreements, see our disclosure under the sub-section entitled “Material Contracts.”

THE OFFERING

This prospectus relates to the resale of up to 46,359,750 common shares without par value  by persons who are shareholders of Liberty Petroleum Inc.  The shares registered in this prospectus include:

•	11,709,750 Common shares currently outstanding; and

•	11,550,000 Common shares issuable upon the exercise of Class A warrants with an exercise price of CDN $0.25 per share; and

•	11,550,000 Common shares issuable upon the exercise of Class B warrants with an exercise price of CDN $0.50 per share; and

•	11,550,000 Common shares issuable upon the exercise of Class C warrants with an exercise price of CDN $1.00 per share.

The common shares held by the selling security holders were offered and sold by us to the selling security holders as follows:

In May, 2005, we issued 11,550,000 of our Units for $0.01 per Unit which consisted of one share of Common share and one Class A, Class B and Class C warrant to purchase Common shares.  We believe this offering was deemed to be exempt under Regulation S of the Securities Act.  No advertising or general  solicitation was employed in offering the securities.  The offers and sales were made to accredited investors.  We believe that this transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Regulation S promulgated thereunder.

In July, 2005, we issued 159,750 common shares for CDN $0.10 per common share to 40 individuals for total proceeds of CDN$15,975. We believe this offering was deemed to be exempt under Regulation S of the Securities Act.  No advertising or general solicitation was employed in offering the  securities.

There is no current market for the securities and the price at which the shares held by  the selling security holders will be sold is unknown.  After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common shares to eligible for trading on the OTC Bulletin Board.  Until our common shares becomes eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our common shares at a price of $0.10 per share.  We will not receive any of  the  proceeds  from  the  sale  of  the  shares by the selling securityholders;  however, we may  receive  up to CDN $20,212,500 from the exercise of warrants for up to 34,650,000 Common shares  if all of such warrants are exercised in full. All costs associated with this registration will be borne by us.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of October 8, 2007, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.  None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.  Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

None of the selling stockholders are affiliates or controlled by our affiliates and  none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The 11,550,000 Class A, Class B and Class C warrants issued in the May 2005 private placement are not exercisable as at October 8, 2007. The exercise price of the Class A warrants, the Class B warrants and the Class C warrants are CDN $0.25 per share, CDN$0.50 per share and CDN$1.00 per share, respectively. Notwithstanding the foregoing, such warrants are included in the beneficial ownership of the selling security holders (to the extent any of them hold such securities).

Name of Selling Security holder	Common Shares owned(2)	Number of Shares Issuable Upon Exercise of all of the Warrants(2)	Total Shares Registered	Number of Shares Owned by Selling Security holder After Offering and Percent of Total Issued and Outstanding Held Before the Offering(1)(2)
				# of Shares	% of Class
Trevor Newton(3)	1,950,000	5,850,000	7,800,000	0	16.4%
Scott Praill(4)	1,500,000	4,500,000	6,000,000	0	13.0%
Egil Kolsto(5)	1,000,000	3,000,000	4,000,000	0	8.9%
Terry Uppal(4)	1,500,000	4,500,000	6,000,000	0	13.0%

Name of Selling Security holder	Common Shares owned(2)	Number of Shares Issuable Upon Exercise of all of the Warrants(2)	Total Shares Registered	Number of Shares Owned by Selling Security holder After Offering and Percent of Total Issued and Outstanding Held Before the Offering(1)(2)
Colin Worth(3)	1,950,000	5,850,000	7,800,000	0	16.4%
Roseann Veltri(6)	1,850,000	5,550,000	7,400,000	0	15.7%
Almir Ramic(7)	1,800,000	5,400,000	7,200,000	0	15.3%
Erika Lamb	3,600	0	3,600	0	*
Judd Takhar	4,100	0	4,100	0	*
Vanessa Lamb	4,100	0	4,100	0	*
Yin Wa Lee	3,950	0	3,950	0	*
Yi Qi	3,950	0	3,950	0	*
Paul Haden	4,100	0	4,100	0	*
Neil Horwood	4,050	0	4,050	0	*
Maury Dergousoff	3,900	0	3,900	0	*
Sally Lee	3,900	0	3,900	0	*
John Langlands	4,000	0	4,000	0	*
Ravi Mann	4,050	0	4,050	0	*
Patrick Wong	3,900	0	3,900	0	*
Harvey Bains	3,950	0	3,950	0	*
Kevin Ralla	4,000	0	4,000	0	*
Shawn Grewal (9)	4,000	0	4,000	0	*
Trevor Haynes	4,150	0	4,150	0	*
Alana McCabe	3,950	0	3,950	0	*
Pol Brissett	4,050	0	4,050	0	*
Jason Bains	3,900	0	3,900	0	*

Name of Selling Security holder	Common Shares owned(2)	Number of Shares Issuable Upon Exercise of all of the Warrants(2)	Total Shares Registered	Number of Shares Owned by Selling Security holder After Offering and Percent of Total Issued and Outstanding Held Before the Offering(1)(2)
Amarjit Grewal	4,000	0	4,000	0	*
Shane Berrow	4,000	0	4,000	0	*
Shannon Sommerfeld	4,200	0	4,200	0	*
Ernie Sommerfeld	4,050	0	4,050	0	*
Gina Sommerfeld	4,050	0	4,050	0	*
Shane Colville	3,900	0	3,900	0	*
Steve Grewal	3,950	0	3,950	0	*
Jason Wong	3,950	0	3,950	0	*
Jagit Uppal	4,100	0	4,100	0	*
Jiwan Sidhu	4,050	0	4,050	0	*
Pamela Gill	4,100	0	4,100	0	*
Daljit Grewal	3,900	0	3,900	0	*
Baldave Uppal	3,900	0	3,900	0	*
Joseph Ralla	3,950	0	3,950	0	*
Harjinder Bains	4,150	0	4,150	0	*
Pritt Lidder	4,000	0	4,000	0	*
David Uppal	3,800	0	3,800	0	*
Les Allen	4,150	0	4,150	0	*
Harjinder Gill	4,150	0	4,150	0	*
Gillian Allen	4,000	0	4,000	0	*
Pakhar Gill	3,800	0	3,800	0	*

* Represents less than one percent of the total number of Common shares   outstanding as of the date of  this  filing.

(1)
Assumes all of the Common shares  offered in this prospectus are sold and no other Common shares  are sold or issued during this offering period.  Based on 41,709,750 Common shares issued and outstanding on October 8, 2007.

(2)	The number of Common shares listed as beneficially owned by such selling security holder represents the number of Common shares currently owned and potentially issueable upon exercise of warrants.

(3)
Includes 1,950,000 Common shares , 1,950,000 shares issuable upon conversion of Class A Warrants exercisable at CDN $0.25 per share, 1,950,000 shares issuable upon conversion of Class B Warrants exercisable at CDN $0.50 per share, and 1,950,000 shares issuable upon conversion of Class C Warrants at CDN $1.00 per share.

(4)
Includes 1,500,000 Common shares , 1,500,000 shares issuable upon conversion of Class A Warrants exercisable at CDN $0.25 per share, 1,500,000 shares issuable upon conversion of Class B Warrants exercisable at CDN $0.50 per share,  and 1,500,000 shares issuable upon conversion of Class C Warrants at CDN $1.00  per  share.

(5)
Includes  1,000,000  Common shares , 1,000,000 shares issuable upon conversion  of  Class  A  Warrants  exercisable at CDN $0.25 per share, 1,000,000 shares issuable upon conversion of Class B Warrants exercisable at CDN $0.50 per share,  and 1,000,000 shares issuable upon conversion of Class C Warrants at CDN $1.00  per  share.

(6)
Includes  1,850,000  Common shares , 1,850,000 shares issuable upon conversion  of  Class  A  Warrants  exercisable at CDN $0.25 per share, 1,850,000 shares issuable upon conversion of Class B Warrants exercisable at CDN $0.50 per share,  and 1,850,000 shares issuable upon conversion of Class C Warrants at CDN $1.00  per  share.

(7)
Includes 1,800,00 Common shares, 1,800,000 shares issuable upon conversion of Class A Warrants exercisable at CDN $0.25 per shares, 1,800,000 shares issuable upon conversion of Class B Warrants exercisable at CDN $0.50 per share, and 1,800,000 shares issuable upon conversion of Class C Warrants at CDN $1.00 per share.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders.  The expenses which we are paying are set forth in the following table.  All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses	$15,000	*
SEC registration fee	$2,319
Legal fees and expenses	$19,000	*
Total	$36,319	*

*Estimated Expenses.

DETERMINATION OF OFFERING PRICE

Until our common shares becomes eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our common shares at a price of $0.10 per share.  The offering price of $0.10 per share was arbitrarily determined.  Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  Because we have no significant operating history and have not generated any material revenues to date, the price of our common shares is not based on past earnings, nor is the price of our common shares indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common shares are presently not traded on any market or securities exchange.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of the common shares on any market upon which the common shares may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. However, until our common shares become eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our common shares at a price of $0.10 per share.  The common shares being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a) an exchange distribution in accordance with the rules of the applicable exchange;

(b) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(c) privately negotiated transactions;

(d) market sales (both long and short to the extent permitted under the federal securities laws);

(e) at the market to or through market makers or into an existing market for the shares;

(f) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(g) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its warrants or common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the common shares at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge common shares pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged common shares from time to time. Upon a sale of the common shares, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of common shares involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the common shares will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

USE OF PROCEEDS

The selling  security  holders will  receive the net proceeds  from the sale of shares.  We will not  receive any of the  proceeds  from any sale of the shares by the selling security  holders.  However, we will receive the proceeds from the cash  exercise of warrants  to purchase  certain of the shares  offered hereunder.  If all warrants  covered hereby are exercised for cash in accordance with their terms, we would receive gross proceeds of CDN $20,212,500.  Any such gross proceeds will  be  used  for exploration and working capital purposes. We can give no assurance that  any of our outstanding warrants will be exercised and therefore we may not receive  any  proceeds  related  to  this  offering.

DIVIDEND POLICY

We  have  not  declared  or  paid  dividends  on our Common Stock since our formation,  and we do not anticipate paying dividends in the foreseeable future.  Declaration  or  payment  of  dividends,  if  any, in the future, will be at the discretion  of  our  Board  of  Directors  and  will  depend on our then current financial  condition,  results  of  operations,  capital  requirements and other factors  deemed  relevant  by  the  board  of  directors. There are no contractual restrictions on our ability to declare or pay dividends.

MATERIAL INCOME TAX CONSIDERATIONS

The  following  summarizes  the  principal  Canadian  federal  income  tax considerations applicable to the holding and disposition of common shares in the capital  of the company by a holder of a company's common shares who is resident in  the  United  States of America, who has never been a resident of Canada, and who  holds  common shares solely as capital property (a "United States Holder").  This  summary  is based on the current provisions of the Income Tax Act (Canada) (the  "ITA"),  the regulations  thereunder,  all  amendments  thereto  publicly proposed  by  the  government  of  Canada  to  the  date  hereof,  the published administrative  practices  of Revenue Canada, Taxation, and on current provision of  the  Canada-United  States  Income  Tax  Convention,  1980,  as amended (the "Treaty").  Except  as  otherwise expressly provided, this summary does not take account of any provincial, territorial or foreign tax law or treaty. It has been assumed  that all currently proposed amendments will be enacted substantially as proposed  and  that  there  is  no other relevant change in any governing law or practice,  although  no  assurance  can  be  given  in  these  respects.

This summary  is  not  intended  to  include  all circumstances in which a disposition  of common shares might occur. This summary does not constitute, and should  not  be  construed to constitute, tax advice to any particular investor.  Investors are, therefore, advised to consult their own tax advisors with respect to  their  individual  circumstances. This summary contains information relating only  to  provisions of Canadian  federal income  tax  law,  as  set  out  above.

 This summary does not include information relating to the provisions of any taxation legislation of the United States or of any state.  Investors who are or may be subject to liability to tax under any legislation of the United States or of  any state are advised to consult with their own tax advisors with respect to possible  liability.

Under  the  ITA,  amounts  paid  or  credited or deemed paid or credited on account  of dividends to holders of common shares that are resident in a country other than Canada will be subject to withholding tax of 25% of the amount of the dividend.  The rate of withholding tax may be reduced pursuant to the terms of a bilateral  income tax treaty between Canada and the country in which a holder of common  shares  is resident. In certain circumstances, the purchase by a company of its common shares may result in a deemed dividend. Under the Treaty, if the recipient of  a dividend on the common shares is the beneficial owner of such dividends  and  is considered to be a resident of the United States for purposes of  the  Treaty, the rate of Canadian withholding tax on such dividends will generally be reduced to 15% of the amount of such dividends or, if the recipient is a corporation which owns at least 10% of the voting stock of a company, to 5% of  the  amount  of  such  dividends.

A holder of common shares who is not resident in Canada will not be subject to  tax  under  the ITA in respect of any capital gain, or be entitled to deduct any  capital  loss, realized on a disposition of the common shares unless at the time  of  such  disposition  such  common  shares  constitute  "Taxable Canadian Property"  of  the holder for purposes of the ITA and the holder is not entitled to  relief under a bilateral income tax treaty between Canada and the country in which the holder of the common shares is resident. If the holder is not entitled to  relief  under  a  tax  treaty,  three-quarters  of  the  gain  arising  on a disposition  of  Taxable  Canadian  Property  will  be taxable at the rates that approximate  the rates applicable to residents of Canada. The common shares of a company  will  not  generally  constitute  "Taxable  Canadian  Property"  at  a particular  time  if  they  are  listed  on  a  prescribed stock exchange (which includes the Canadian Venture Exchange) at that time. However, a holder's common shares and rights to acquire common shares or interests in common shares will be considered "Taxable Canadian Property" if the holder uses or holds, or is deemed to  use  or hold, such shares in, or in the course of carrying on, a business in Canada,  or if at any time during the five year period immediately preceding the disposition of such common shares, the non-resident holder and persons with whom the  non-resident  holder  did  not  deal  at  arm's length owned, had rights to acquire,  or  had  interests in 25% or more of the issued shares of any class of the company. Under the Treaty, any gain from a disposition of common shares by a person  who  is  considered  a resident of the United States for purposes of the Treaty  may  be  exempt  from Canadian tax even if the shares constitute Taxable Canadian Property. This exemption will apply if, at the time of disposition, the value  of  the  common  shares  did  not  derive  principally from Canadian real property  and  such  shares  do  not  form  part  of  the business property of a permanent  establishment  of  the  holder  in  Canada or pertain to a fixed base available  to  the  holder  in  Canada for the purpose of performing independent personal  services.

EXCHANGE CONTROLS

There are no government laws, decrees or regulations in Canada which restrict the export or import of capital or, subject to the following sentence, which affect the remittance of dividends or other payments to nonresident holders of our common shares. However, any such remittance to a resident of the United States is generally subject to non-resident tax pursuant to Article X of the 1980 Canada-United States Income Tax Convention. See “Material Income Tax Considerations” above for additional discussion on tax matters.

There are currently no limitations of general application imposed by Canadian federal or provincial laws on the rights of non-residents of Canada to hold or vote our common shares. There are also no such limitations imposed by the articles of incorporation with respect to our common shares. There are, however, certain requirements on the acquisition of control of our securities by non-residents of Canada. The Investment Canada Act requires notification to and, in certain cases, advance review and approval by, the Government of Canada, of the acquisition by a “non-Canadian” of “control” of a “Canadian business”, all as defined in the Investment Canada Act. Generally speaking, in order for an acquisition to be subject to advance review and approval, the asset value of the Canadian business being acquired must meet or exceed certain monetary thresholds.

SHARE CAPITAL

Security Holders

At October 8, 2007,  there  were  41,709,750  common shares outstanding  which  were  held  by  approximately  49  stockholders  of record.  We do not have any shareholders who are United States citizens or residents.

Transfer Agent

We have appointed Pacific Stock Transfer Company, with offices at 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, phone number 702-361-3033, as transfer agent for our common shares.  The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares and stock warrants.

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on  the  OTC Bulletin Board. If our securities are not quoted on the OTC  Bulletin Board, a security holder may find it more difficult to dispose of, or  to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of  bids,  offers  and  confirmations  between  broker-dealers, and

(2)  securities  admitted  to  quotation  are  offered  by  one  or  more Broker-dealers  rather  than  the  "specialist"  common  to  stock  exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one  registered  broker-dealer, known as the market maker, willing to list bid  or sale quotations  and  to  sponsor the company listing. If it meets the qualifications  for  trading  securities  on  the  OTC  Bulletin  Board  our securities  will trade on the OTC Bulletin Board until a future time, if at all, that  we  apply  and  qualify  for  admission  to  quotation  on  the  Nasdaq Small Cap  Market.  We  may  not  now  and  it  may  never  qualify for quotation on  the  OTC  Bulletin Board or be accepted for listing of our securities on the Nasdaq  Small Cap  Market.

The  following  description  of our  capital  stock  is a  summary  and is qualified in its entirety by the  provisions  of our Articles of  Incorporation which has been filed as an exhibit to our  registration statement  of  which  this prospectus  is  a  part.

Articles of Incorporation and Bylaws

The Company’s Articles of Incorporation were filed with the Director under the Canada BusinessCorporations Act on April 25, 2005. The Company, having a primary place of business in the Province of British Columbia, was also issued a Certificate of Registration as an extraprovincial company under the Business Corporations Act, British Columbia on May 6, 2005.  In addition, the Company also was issued a Certificate of Registration as an extraprovincial company in Alberta on July 17, 2006.  On June 28, 2006 the Company filed its Articles of Amendment changing its name to Liberty Petroleum Inc. and changing its purpose to “oil and natural gas exploration”.

The directors of the Company are empowered under the Articles of Incorporation and By-Laws, and in accordance with the Canada Business Corporations Act,to (1) borrow money upon the credit of the Company; (2) issue, reissue, sell or pledge the debt obligations of the Company; (3) give a guarantee on behalf of the Company to secure performance of an obligation of any person; and (4) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired property and assets of the

Company, including, without limitation, real and personal property, movable and immovable property, tangible and intangible assets, book debts, right, powers, franchises and undertakings, to secure any obligation of the Company.  The Company’s Articles of Incorporation and By-Laws do not place any restrictions on the voting powers of interested directors.  With respect to the directors of the Company, in accordance with section 3 of the By-Laws of the Company and the Canada Business Corporations Act , as long as an interested director has complied with the applicable provisions of the Canada Business Corporations Act, any director shall not be disqualified by his office from contracting with the Company, nor shall any contract or arrangement entered into by or on behalf of the Company with any director or in which any director is in any way interested be liable to be voided, nor shall any director so contracting or interested be liable to account to the Company for any profit realized from such contract or arrangement by reason of that director or officer holding that office or of the fiduciary relationship thereby established provided that such officer or director shall have complied with the provisions of the Canada Business Corporations Act

The holders of the Company’s Common shares are entitled to receive notice of, and attend and vote at all, meetings of shareholders.   Currently, there are no specific rights, preferences and restrictions attaching to each of the Company’s Preferred shares.  The Company may issue Preferred shares in one or more series and, pursuant to Schedule A to the Company’s Articles of Incorporation, the directors may, by majority resolution, alter the Articles of Incorporation to create, define and attach rights and restrictions to the shares of each series.

Pursuant to section 6 of the Company’s By-Laws, the quorum at meetings of the Company’s shareholders shall be constituted by the presence of two shareholders entitled to vote at any such meeting holding or representing by proxy not less than one-twentieth of the shares entitled to be voted at such meeting.

There are no limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities of the Company imposed by foreign law or by the Articles of Incorporation or any other constituent document of the Company.

Common Stock

We  are  authorized to issue an unlimited number of Common shares without par value,  of  which  41,709,750  shares are issued and outstanding as of October 8, 2007.  Holders  of shares of our common stock are entitled to one vote per share on  all  matters  to be voted upon by the stockholders generally. The holders of shares  of  common  stock  have  no  preemptive,  conversion,  subscription  or cumulative voting rights. Each holder of the Company's Common shares is entitled to  one  vote for each share held of record on all matters submitted to the vote of  stockholders,  including  the  election  of directors.

Preferred Stock

We are authorized to issue an unlimited number of shares of preferred stock with no voting rights. Our board of directors has the right, without shareholder approval, to  issue  preferred  shares  with  rights superior to the rights of the holders  of common shares. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal  of  management more difficult. Because we may issue an unlimited number of shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants

We  have  warrants  outstanding  to  purchase  an  aggregate  of 34,650,000 Common shares. Of these warrants, 11,550,000 are exercisable at CDN $0.25 per share, which are exercisable beginning May 26, 2008 and expire May 26, 2010; 11,550,000 are exercisable at CDN $0.50 per share, which are exercisable beginning May 26, 2008 and expire May 26, 2011; and 11,550,000 are exercisable at CDN $1.00 per share, which are exercisable beginning May 26, 2008 and expire May 26, 2012. The Warrants are non-transferable and provide for a cashless  exercise  option.

We have the right, in our sole and absolute discretion, to (i) accelerate the exercise date of the warrants to a date which is prior to the date the warrants can be exercised and /or (ii) reduce the exercise price. If we exercise our right to do so, we shall provide notice thereof to the warrantholder.

History of Share Capital

On April 25, 2005 we issued an aggregate of 30,000,000 common shares at CDN$0.0001 per share, for gross proceeds of CDN $3,000, to the founders of the Company as follows: 16,000,000 common shares were issued to Paul Uppal, our Chairman, President, Chief Executive and Operating Officer and Secretary; and 14,000,000 common shares were issued to Greg Crowe, a director at that time.  Pursuant to agreements entered into with Messrs. Uppal and Crowe on April 30, 2006, the Company holds an irrevocable right to repurchase all or a portion of these shares for a price of CDN$0.01 per share. This repurchase option is exercisable by us if, at any time on or before April 30, 2025, such stockholder ceases to be a director of the Company.  Mr. Crowe has since resigned as our director, and, pursuant to a share purchase agreement dated August 17, 2006, he sold his 14,000,000 common shares at a price of $0.0001 to Duncan Budge, who is our director.  Pursuant to the share purchase agreement, the common shares purchased by Mr. Budge are subject to the same terms and conditions as were in our agreement with Mr. Crowe, including the repurchase option held by us with respect to Mr. Crowe’s shares.   For further information on such agreements, see our disclosure under the sub-section entitled “Material Contracts.”  We believe such issuances were deemed to be exempt under Section 4(2) of the Securities Act and/or Regulation S promulgated under the Securities Act.

In May, 2005, we issued 11,550,000 of our Units for $0.01 per Unit which consisted of one share of Common share and one Class A, Class B and Class C warrant to purchase Common shares.  We believe this offering was deemed to be exempt under Regulation S of the Securities Act.  No advertising or general  solicitation was employed in offering the securities.  The offers and sales were made to accredited investors.  We believe that this transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Regulation S promulgated thereunder.

In July, 2005, we issued 159,750 shares of our common stock for CDN $0.10 per common share to 40 individuals for total proceeds of CDN$15,975. We believe this offering was deemed to be exempt under Regulation S of the Securities Act.  No advertising or general solicitation was employed in offering the  securities.

LEGAL MATTERS

Morton & Company has opined on the validity of the Common shares being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by SmytheRatcliffe, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph relating to our ability to continue as a going concern) appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND
AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated in Canada, all of our executive officers and directors and the Canadian experts named herein are nonresidents of the United States, and a substantial portion of our assets and of such persons are located outside the United States.  For further information regarding enforceability of civil liabilities against the Company and certain other persons, see "Risk Factors— Because we are organized under the Canada Business Corporations Act, enforceability of civil liabilities against us or our officers or directors may be difficult or impossible from outside the jurisdiction of Canada."

INDEMNIFICATION  FOR  SECURITIES  ACT  LIABILITIES

Our  By-laws provide to the fullest extent permitted by the Canada  BusinessCorporations  Act,  our  directors  or  officers,   former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe  that  the  indemnification  provisions  in our By-laws are necessary to attract  and  retain  qualified  persons  as  directors  and  officers.

Insofar as  indemnification  for liabilities  arising under the Securities Act of 1933 (the  "Act" or  "Securities  Act") may be  permitted  to  directors, officers or persons  controlling  us pursuant to the  foregoing  provisions,  or otherwise,  we have been  advised  that in the  opinion  of the  Securities  and Exchange Commission,  such indemnification is against public policy as expressed in  the  Act  and  is,  therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

Foreign Private Issuer.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, as applicable to foreign private issuers.  Accordingly, we have filed a registration statement on Form F-1 under the Securities Act of 1933, as amended, relating to the common shares being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Liberty Gold Corporation filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission.  Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street NE, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549 at prescribed rates.  Because we file documents electronically with the SEC, you may also  obtain  this  information  by  visiting  the  SEC's  Internet  website  at http://www.sec.gov.

As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations.  Also, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act and the rules thereunder, with respect to their purchases and sales of securities.   In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We furnish our  stockholders  with  annual  reports  containing  audited financial  statements.  You may request, at no cost, a copy of any documents incorporated by reference herein, excluding all exhibits, unless we have specifically incorporated by reference an exhibit, by writing or telephoning us at:

Liberty Petroleum Inc.
4620 Manilla Road SE
Calgary, Alberta, T2G 4B7
(403) 243-6333

OIL AND GAS GLOSSARY

Term	Definition

Adsorption	The accumulation of gases, liquids, or solutes on the surface of a solid or liquid.
Basin	A depressed area where sediments have accumulated during geologic time and considered to be prospective for oil and gas deposits.
Coal	A carbon-rich rock derived from plant material (peat)
Development	The phase in which a proven oil or gas field is brought into production by drilling production (development) wells.
Drilling	The using of a rig and crew for the drilling, suspension, production testing, capping, plugging and abandoning, deepening, plugging back, sidetracking, re-drilling or reconditioning of a well.
Drilling logs
Recorded observations made of rock chips cut from the formation by the drill bit, and brought to the surface with the mud, as well as rate of penetration of the drill bit through rock formations. Used by geologists to obtain formation data.

Exploration
The phase of operations which covers the search for oil or gas by carrying out detailed geological and geophysical surveys followed up where appropriate by exploratory drilling. Compare to "Development" phase.

Fracturing	The application of hydraulic pressure to the reservoir formation to create fractures through which oil or gas may move to the wellbore.
Methane
The simplest of the various hydrocarbons and is the major hydrocarbon component of natural gas, and in fact is commonly known as natural gas. It is colorless, odorless, and burns efficiently without many byproducts

Mineral Lease	A legal instrument executed by a mineral owner granting exclusive right to another to explore, drill, and produce oil and gas from a piece of land
Permeability	A measure of the ability of a rock to transmit fluid through pore spaces.
Reserves	Generally the amount of oil or gas in a particular reservoir that is available for production.
Reservoir	The underground rock formation where oil and gas has accumulated. It consists of a porous rock to hold the oil or gas, and a cap rock that prevents its escape

LIBERTY PETROLEUM INC.
(Formerly Liberty Gold Corp.)
 (An Exploration Stage Company)

FINACIAL STATEMENTS

JUNE 30, 2007
(Stated in Canadian Dollars)

(Unaudited)

LIBERTY PETROLEUM INC.
(Formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Balance Sheets
June 30, 2007 (unaudited) and December 31, 2006
(Canadian Dollars)

	June 30	December 31
	2007	2006

Assets

Current
Cash	$1,648	$3,546
Short-term investment	71,008	90,673
Receivables	1,807	679
Prepaid expenses	1,644	1,912
Total current assets	76,107	96,810
Oil and gas property interests	9,334	8,438

Total Assets	$85,441	$105,248

Liabilities

Current
Accounts payable and accrued liabilities	$14,567	$14,415

Total Liabilities	14,567	14,415

Shareholders’ Equity

Capital Stock
Authorized
Unlimited common shares without par value
Unlimited preferred shares without par value
Issued and outstanding
41,709,750 common shares without par value	134,475	134,475
Deficit Accumulated During the Exploration Stage	(63,601)	(43,642)

Total Shareholders’ Equity	70,874	90,833

Total Liabilities and Shareholders’ Equity	$85,441	$105,248

        See note to financial statements.

LIBERTY PETROLEUM INC.
(Formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Statement of Loss and Deficit
Six Months Ended June 30, 2007 and 2006 (Unaudited)
(Canadian Dollars)

			April 25, 2005
	Six Months Ended		(Inception) to
	June 30	June 30	June 30,
	2007	2006	2007

Expenses
Property payments and exploration expenditures	$-	$-	$-
Professional fees	8,700	500	21,200
Rent	3,313	2,767	9,995
Listing and filing fees	4,417	1,306	23,150
Office and sundry	637	927	3,452
Directors fees	4,500	-	6,500
Transfer agent	-	475	585

Total Expenses	21,567	5,975	64,882
Interest income	1,608	925	4,281

Net Loss From Operations	$(19,959)	$(5,050)	$(60,601)
Write-off of mineral property option payment Discontinued Operations (Note 4)	-	(3,000)	(3,000)

Net Loss for the Period	$(19,959)	$(8,050)	$(63,601)

Net Loss Per Share - Basic and diluted	$0.00	$0.00

Weighted Average Number of Common
Shares Outstanding	41,709,750	41,709,750

        See note to financial statements.

LIBERTY PETROLEUM INC.
(Formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Statement of Cash Flows
Six Months Ended June 30, 2007 and 2006 (Unaudited)
(Canadian Dollars)

			April 25, 2005
	Six Months Ended		(Inception) to
	June 30	June 30	June 30
	2007	2006	2007

Operating Activities
Net loss for period	$(19,959)	$(8,050)	$(63,601)
Adjustments to reconcile net loss to net cash used in ratingoactivities:
operating activities:
Change in assets and liabilities
Receivables	(1,128)	(716)	(1,807)
Prepaid expenses	268	(1,880)	(1,644)
Accounts payable and accrued liabilities	152	(4,248)	14,567

Cash Used in Operating Activities	(20,667)	(14,894)	(52,485)

Investing Activities
Short-term investment	19,665	(100,924)	(71,008)
Acquisition of oil and gas property interests	(896)	(8,438)	(9,334)
Cash Used in Investing Activities	18,769	(109,362)	(80,342)

Financing Activities
Shares issued for cash	-	-	134,475
Cash from financing activities	-	-	134,475

(Outflow) Inflow of Cash	(1,898)	(124,256)	1,648
Cash, Beginning of Period	3,546	129,674	-

Cash, End of Period	$1,648	$5,418	$1,648

        See note to financial statements.

LIBERTY PETROLEUM INC.
(Formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Note to Financial Statements
Six Months Ended June 30, 2007 and 2006 (Unaudited)
(Canadian Dollars)

1. Nature of Business and Operations

The accompanying balance sheet of Liberty Petroleum Inc. (formerly Liberty Gold Corp.) (an exploration stage company) at June, 2007 and the statements of loss and deficit and cash flows for the six months ended June 30, 2007 and 2006, have been prepared by management and they do not include all information and notes to the financial statements necessary for a complete presentation of the financial position, results of operations and cash flows in conformity with accounting principles generally accepted in Canada and the United States of America.  The June 30, 2007 financial statements should be read in conjunction with the December 31, 2006 audited financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Operating results for the six months ended June 30, 2007 are not necessarily indicative of the results that can be expected for the year ending December 31, 2007.

2. Significant Accounting Policies

Oil and Gas Property Interest

The Company follows the full cost method for accounting for its oil and natural gas property interest as prescribed by the Canadian Institute of Chartered Accountants (“CICA”) Accounting Guideline 16 - Oil and Gas Accounting – Full Cost.  Under this method all costs related to the acquisition of, the exploration for, and the development of oil and natural gas reserves are capitalized on a country-by-country basis.  These capitalized costs are depleted or depreciated on a units-of-production based on the estimated proved reserves.  Certain costs associated with the acquisition and exploration of unproven properties are excluded from depletion and depreciation until it is determined whether or not proved reserves are attributable to the properties.

3. Oil and Gas Property Interest

On June 14, 2006, the Company entered into a Petroleum, Natural Gas and General Rights Conveyance (the “Agreement”) with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd. (together the “Vendor”) whereby the Company acquired a 100% interest in a Petroleum and Natural Gas (“PN&G”) lease with the government of the Province of Alberta.  The underlying lease acquired by the Company is Alberta PN&G lease 0405070015 (the “Lease”), and the property to which the Lease pertains is located in the Milk River area of Alberta. Upon signing of the Agreement the Company paid the Vendor CDN $7,500 and paid closing costs of $938 and agreed to assume the underlying lease payments to the Province of Alberta.  In addition, the Vendor is entitled to an overriding 5% royalty on all petroleum substances produced from the Milk River Property (the “Property”), if any.  The Vendor is entitled to a first and paramount lien upon all of the petroleum substances produced or allocated to the Property to secure the payment of any amounts due and payable to the Vendor relating to the royalty.

4. Discontinued Operations

On June 23, 2006 at an annual general and special meeting of shareholders, a majority of the shareholders of the Company approved a change in business of the Company from mineral exploration to oil and gas exploration and extraction.  At the same meeting, a majority of the shareholders of the Company approved a change in name of the Company to Liberty Petroleum Inc.

On March 15, 2006, we entered into an agreement giving the Company the exclusive right and option to acquire a 100% interest in a mineral exploration property known as the GQ Property located in the Kamloops Mining District of British Columbia.  The Company could have exercised its option by making cash payments totaling CDN $103,000 and incurring net expenditures on the property of at least CDN $110,000 by March 15, 2010.  The Company paid the initial $3,000 deposit as required under the agreement but did not commence exploration.  In relation to our decision to pursue opportunities in the oil and gas industry, the Company terminated the GQ Property option on May 31, 2006.  The $3,000 property option payment for the GQ property has been disclosed as discontinued operations in the Statement of Loss and Deficit at September 30, 2006.

5. Unites States Generally Accepted Accounting Principles

The Company’s accounting policies do not materially differ from accounting policies generally accepted in the United States (US GAAP) except as follows:

Mineral Exploration and Development

Under Canadian GAAP the Company followed the Canadian Institute of Chartered Accountants (“CICA”) EIC-126 and Handbook Section 3061 whereby exploration costs are expensed as incurred. Development costs are to be expensed until it has been established that a mineral deposit is commercially mineable and a production decision has been made by the Company to formulate a mining plan and develop a mine, at which point the costs subsequently incurred to develop the mine on the property prior to the start of mining operations are capitalized.  Mineral property acquisition costs are charged to expense until the viability of the mineral interest is determined. Reductions in the carrying value of a property would be recorded to the extent that the total carrying value of the mineral property exceeds its estimated fair value.

Under U.S. GAAP, the Company expenses all costs related to the acquisition, maintenance and exploration of its unproven mineral properties, to which it has secured exploration rights.  If and when proven and probable reserves are determined for a property and a feasibility study prepared with respect to the property, then subsequent development costs of the property will be capitalized.  Until the point the Company discontinued its mineral exploration business, the Company had not established the commercial feasibility of its exploration prospects. Therefore, all costs had been expensed.

Oil and Gas Exploration and Development

Under Canadian GAAP, the Company follows the full cost method for accounting for its oil and natural gas property interest as prescribed by the CICA Accounting Guideline 16 - Oil and Gas Accounting – Full Cost.  Under this method all costs related to the acquisition of, the exploration for, and the development of oil and natural gas reserves are capitalized on a country-by-country basis.  These capitalized costs are depleted or depreciated on a units-of-production based on the estimated proved reserves.  Certain costs associated with the acquisition and exploration of unproven properties are excluded from depletion and depreciation until it is determined whether or not proved reserves are attributable to the properties.

Under U.S. GAAP, the Company follows the full cost method of accounting for oil and natural gas operations as prescribed by Rule 4-10 of Regulation S-X.  Under the full cost method all costs incurred in the acquisition, exploration and development of natural gas and oil reserves are initially capitalized into cost centers on a country-by-country basis. The Company’s current cost center is located in Canada. Such costs include land acquisition costs, geological and geophysical expenditures, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition, exploration and development activities.

Costs capitalized, together with the costs of production equipment, are depleted and amortized on the unit-of-production method based on the estimated net proved reserves, as determined by independent petroleum engineers.  The percentage of total reserve volumes produced during the year is multiplied by the net capitalized investment plus future estimated development costs in those reserves.  Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed periodically to ascertain whether an impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)

Financial Statements
December 31, 2006 and 2005
(Expressed in Canadian Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS OF LIBERTY PETROLEUM INC. (An Exploration Stage Company)

We have audited the balance sheets of Liberty Petroleum Inc. (formerly Liberty Gold Corp.) as at December 31, 2006 and 2005 and the statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2006 and for the period from April 25, 2005 (inception) to December 31, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2006 and 2005 and the results of its operations and its cash flows for the year ended December 31, 2006 and for the period from April 25, 2005 (inception) to December 31, 2005 in accordance with Canadian generally accepted accounting principles.

“Smythe Ratcliffe LLP” (signed)

Chartered Accountants

Vancouver, Canada
April 3, 2007

COMMENTS BY AUDITORS FOR US READERS ON CANADA-US REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going-concern, such as those described in note 1 to the financial statements.  Our report to the shareholders dated April 3, 2007 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

“Smythe Ratcliffe LLP” (signed)

Chartered Accountants

Vancouver, Canada
April 3, 2007

7th Floor, Marine Building	Fax: 604.688.4675	CLARITY.PASSION.BALANCE.
355 Burrard Street, Vancouver, BC	Telephone: 604.687.1231
Canada V6C 2G8	Web: SmytheRatcliffe.com

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Balance Sheets (note 1)
December 31
(Expressed in Canadian Dollars)

	2006	2005

Assets

Current
Cash	$3,546	$129,674
Short-term investment	90,673	-
Receivables	679	216
Prepaid expenses	1,912	635
	96,810	130,525
Oil and Gas Property Interests (note 4)	8,438	-

	$105,248	$130,525

Liabilities

Current
Accounts payable and accrued liabilities	$14,415	$5,000

Shareholders’ Equity

Capital Stock
Authorized
Unlimited common shares without par value
Unlimited preferred shares without par value
Issued and outstanding
41,709,750 common shares (notes 6 and 7)	134,475	134,475
Deficit Accumulated During the Exploration Stage	(43,642)	(8,950)
	90,833	125,525

	$105,248	$130,525

Commitment (note 10)

Approved by the Board:

“Paul Uppal”
…………………………………………………………………  Director
Paul Uppal

“Duncan Budge”
…………………………………………………………………  Director
Duncan Budge

        See notes to financial statements.

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Statements of Operations
(Expressed in Canadian Dollars)

	Year	Period	April 25, 2005
	Ended	Ended	(inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Expenses
Listing and filing fees	$18,733	$-	$18,733
Professional fees	7,500	5,000	12,500
Rent	4,077	2,605	6,682
Directors’ fees	2,000	-	2,000
Office and sundry	1,470	1,345	2,815
Transfer agent fees	585	-	585

Total Expenses	(34,365)	(8,950)	(43,315)
Interest income	2,673	-	2,673

	(31,692)	(8,950)	(40,642)
Write-off of mineral property option payment (note 5)	(3,000)	-	(3,000)

Net Loss for Period	$(34,692)	$(8,950)	$(43,642)

Basic Loss Per Share	$(0.00)	$(0.00)

Weighted Average Number of Common Shares
Outstanding	41,709,750	39,628,347

        See notes to financial statements.

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Statements of Shareholders’ Equity
Period From April 25, 2005 (Inception) to December 31, 2006
(Expressed in Canadian Dollars)

			Deficit
			Accumulated
	Number of		During the
	Common		Exploration
	Shares	Amount	Stage	Total

Balance, April 25, 2005	-	$-	$-	$-
Issued on April 30, 2005 to directors
for cash at $0.0001 per share
(notes 6(a) and 7)	30,000,000	3,000	-	3,000
Private placement, common shares
for cash at $0.01 per share on
May 26, 2005 (note 6(b))	11,550,000	115,500	-	115,500
Private placement, common shares
for cash at $0.10 per share on
July 11, 2005 (note 6(c))	159,750	15,975	-	15,975
Net loss for period	-	-	(8,950)	(8,950)

Balance, December 31, 2005	41,709,750	134,475	(8,950)	125,525
Net loss for period	-	-	(34,692)	(34,692)

Balance, December 31, 2006	41,709,750	$134,475	$(43,642)	$90,833

        See notes to financial statements.

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in Canadian Dollars)

	Year	Period	April 25, 2005
	Ended	Ended	(inception) to
	December 31,	December 31,	December 31,
	2006	2005	2006

Operating Activities
Net loss	$(34,692)	$(8,950)	$(43,642)
Adjustments to reconcile net loss to net cash used
in operating activities
Receivables	(463)	(216)	(679)
Prepaid expenses	(1,277)	(635)	(1,912)
Accounts payable and accrued liabilities	9,415	5,000	14,415
Cash Used in Operating Activities	(27,017)	(4,801)	(31,818)

Investing Activities
Short-term investments	(90,673)	-	(90,673)
Acquisition of oil and gas property interest	(8,438)	-	(8,438)
Cash Used in Investing Activities	(99,111)	-	(99,111)

Financing Activity
Shares issued for cash	-	134,475	134,475
Cash From Financing Activity	-	134,475	134,475

Inflow (Outflow) of Cash	(126,128)	129,674	3,546
Cash, Beginning of Period	129,674	-	-

Cash, End of Period	$3,546	$129,674	$3,546

        See notes to financial statements.

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Notes to Financial Statements
Periods Ended December 31, 2006 and 2005
(Expressed in Canadian Dollars)

1.	OPERATIONS AND GOING-CONCERN

Liberty Petroleum Inc. (formerly Liberty Gold Corp.) (the “Company”) was incorporated in Canada under the Canada Business Corporations Act on April 25, 2005.  On June 23, 2006, at an annual general and special meeting of shareholders, a majority of the shareholders of the Company approved a change in business of the Company from mineral exploration to oil and gas exploration and extraction.  At the same meeting, a majority of the shareholders of the Company approved a change in name of the Company to Liberty Petroleum Inc.

The Company has been in the exploration stage since its formation and has only recently commenced its planned operations (oil and gas property exploration).  The Company is primarily engaged in the acquisition and exploration of oil and gas properties in North America.  The accompanying financial statements have been prepared assuming the Company will continue as a going-concern.  This contemplates that assets will be realized and liabilities and commitments satisfied in the normal course of business.

As shown in the accompanying financial statements, the Company has only recently commenced its operations, has an accumulated deficit of $43,642 for the period from April 25, 2005 (inception) to December 31, 2006 and has no source of revenue.  The future of the Company is dependent upon its ability to obtain financing and upon future acquisition, exploration and development of profitable operations from its oil and gas exploration property.  The Company has sufficient cash and investment with $94,219 to fund its operations for the next twelve months.  However, management has plans to seek additional capital in the future through a private placement and public offering of its common stock.  These conditions raise substantial doubt about the Company’s ability to continue as a going-concern.  Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue as a going-concern.

2.	SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in Canada.  The significant accounting policies are summarized as follows.

(a)	Basis of presentation

These financial statements are prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) and all figures are in Canadian dollars.  Canadian GAAP differs in certain respects from accounting principles generally accepted in the United States.  The significant differences and the approximate related effects on these financial statements are set forth in note 8.

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Notes to Financial Statements
Periods Ended December 31, 2006 and 2005
(Expressed in Canadian Dollars)

2.              SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b)	Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period.  Areas requiring the use of estimates include accounts payable and accrued liabilities.  Management believes the estimates are reasonable; however, actual results could differ from these estimates and would impact future results of operations and cash flows.

(c)	Oil and gas property interest

The Company follows the full cost method for accounting for its oil and natural gas property interests.  Under this method all costs related to the acquisition of, exploration for, and development of oil and natural gas reserves are capitalized on a country-by-country basis.  These capitalized costs are depleted or depreciated on a unit-of-production method based on the estimated proved reserves.  Certain costs associated with the acquisition and exploration of unproven properties are excluded from depletion and depreciation until it is determined whether proved reserves are attributable to the properties.

Where the Company has entered into option agreements for the acquisition of an interest in oil and gas properties that provide for periodic payments, amounts unpaid are not recorded as a liability since they are paid entirely at the Company’s option.

(d)	Short-term investment

Short-term investments are recorded at market, including principal and accrued interest.  At December 31, 2006, the investment is comprised of a cashable guaranteed investment certificate with a term of one year, at an interest rate of 3.85% per annum.

(e)	Income taxes

Future income taxes relate to the expected future tax consequences of differences between the carrying amounts of balance sheet items and their corresponding tax values.  Future tax assets are recognized only to the extent that, in the opinion of management, it is more likely than not that the net future income tax assets will be realized.  Future income tax assets or liabilities are calculated using tax rates anticipated to apply in the periods that the temporary differences are expected to reverse.  Future income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment or substantive enactment.

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Notes to Financial Statements
Periods Ended December 31, 2006 and 2005
(Expressed in Canadian Dollars)

2.              SIGNIFICANT ACCOUNTING POLICIES (Continued)

(f)	Stock-based compensation

The Company accounts for stock-based compensation expense using the fair value based method with respect to all stock-based payments to directors, employees and non-employees, including awards that are direct awards of stock and call for settlement in cash or other assets, or stock appreciation rights that call for settlement by the issuance of equity instruments. Under this method, stock-based payments are recorded as an expense over the vesting period or when the awards or rights are granted, with a corresponding increase to contributed surplus under shareholders’ equity. When stock options are exercised, the corresponding fair value is transferred from contributed surplus to capital stock.

(g)	Loss per share

Loss per share is calculated based on the weighted average number of common shares outstanding during the year. The Company uses the treasury stock method for calculating diluted loss per share.  Diluted loss per share is not presented, as the effects of outstanding stock options and share purchase warrants is anti-dilutive.

(h)	Foreign currency transactions

Amounts recorded in foreign currency are translated into Canadian dollars as follows:

(i)	Assets and liabilities, at the rate of exchange in effect at the balance sheet date; and

(ii)	Expenses, at the average rate of exchange for the period.

Gains and losses arising from the translation are included in the current period’s loss.

(i)	Revenue recognition

The Company recognizes interest income on its investment on an accrual basis at the stated rate over the term to maturity.

(j)	Asset retirement obligations

The Company recognizes the fair value of liabilities for asset retirement obligations in the period in which a reasonable estimate of such costs can be made.  The asset retirement obligation is recorded as a liability with a corresponding increase to the carrying amount of the related long-lived asset.  Subsequently, the asset retirement cost is allocated to expenses using a systematic and rational method and is also adjusted to reflect period-to-period changes in the liability resulting from passage of time and revisions to either timing or the amount of the original estimate of the undiscounted cash flow.  As at December 31, 2006, the Company did not have any asset retirement obligations.

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Notes to Financial Statements
Periods Ended December 31, 2006 and 2005
(Expressed in Canadian Dollars)

3.	FINANCIAL INSTRUMENTS

(a)	Fair value

The carrying values of cash, short-term investment, receivables, and accounts payable and accrued liabilities approximate their fair values because of the short-term maturity of these financial instruments.

(b)	Interest risk
The Company is not exposed to interest rate risk due to the short-term nature of its monetary assets and liabilities.

(c)	Credit risk

The Company is not exposed to credit risk with respect to its receivables or short-term investment due to their short-term nature.

(d)	Currency risk

The Company is exposed to foreign currency fluctuation to the extent expenditures incurred by the Company are not denominated in Canadian dollars.  The Company does not employ derivatives or similar techniques to manage foreign currency risk.

4.	OIL AND GAS PROPERTY INTERESTS

On June 14, 2006, the Company entered into a petroleum, natural gas and general rights conveyance (the “Agreement”) with Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd. and Torland Ltd. (together, the “Vendor”) whereby the Company acquired a 100% interest in a petroleum and natural gas (“PN&G”) lease with the government of Alberta.  The underlying lease acquired by the Company is Alberta PN&G lease 0405070015 (the “Lease”), and the property to which the Lease pertains is located in the Milk River area of Alberta. Upon signing the Agreement, the Company paid the Vendor $7,500 and paid closing costs of $938 and agreed to assume the underlying lease payments to the province of Alberta.  In addition, the Vendor is entitled to an overriding 5% royalty on all petroleum substances produced from the Milk River Property (the “Property”), if any.  The Vendor is entitled to a first and paramount lien upon all of the petroleum substances produced or allocated to the Property to secure the payment of any amounts due and payable to the Vendor relating to the royalty.

5.	MINERAL PROPERTY OPTION PAYMENT

On March 15, 2006, the Company entered into an agreement giving it the exclusive right and option to acquire a 100% interest in a mineral exploration property known as the GQ Property located in the Kamloops Mining District of British Columbia.  The Company could have exercised its option by making cash payments totaling $103,000 and incurring net expenditures on the property of at least $110,000 by March 15, 2010.  The Company paid the initial $3,000 deposit as required under the agreement but did not commence exploration.  In relation to the Company’s decision to pursue opportunities in the oil and gas industry, it terminated the GQ Property option on May 31, 2006.  The $3,000 property option payment for the GQ Property has been expensed in the statement of loss and deficit for the year ended December 31, 2006.

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Notes to Financial Statements
Periods Ended December 31, 2006 and 2005
(Expressed in Canadian Dollars)

6.	CAPITAL STOCK

During the period from April 25, 2005 (inception) to December 31, 2006, the Company:

(a)	Issued 30,000,000 shares to two of the Company’s directors for $0.0001 per share.

(b)	Issued 11,550,000 units at $0.01 per unit where each unit consisted of:

•            One common share;
•            One Class “A” warrant exercisable at $0.25 per share until May 26, 2010;
•            One Class “B” warrant exercisable at $0.50 per share until May 26, 2011; and
•            One Class “C” warrant exercisable at $1.00 per share until May 26, 2012.

All of the warrants become exercisable on May 26, 2008 and all of these warrants are unexercised and outstanding as at December 31, 2006.  The Company has the right, at its sole discretion, to accelerate the maturity date and to lower the exercise price of all of the warrants.

(c)	On July 11, 2005, the Company issued a further 159,750 common shares for gross proceeds of $15,975.

(d)	Share purchase warrants

As at December 31, 2006 and 2005, the following share purchase warrants were outstanding and are exercisable after May 26, 2008:

Expiry Date	Exercise Price	Number

May 26, 2010	$0.25	11,550,000
May 26, 2011	$0.50	11,550,000
May 26, 2012	$1.00	11,550,000

		34,650,000

The weighted average exercise price of the warrants is $0.58.

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Notes to Financial Statements
Periods Ended December 31, 2006 and 2005
(Expressed in Canadian Dollars)

7.	SHARE REPURCHASE OPTION

The Company holds an irrevocable right to repurchase all or a portion of these shares for a price of $0.01 per share.  The right can be exercised by the Company at any time and at its sole discretion.  The Company is not obligated to repurchase the shares at any time or for any reason (such as termination of employment, a change of control of the Company or failure to reach performance goals).  The repurchase right held by the Company will continue with respect to and for so long as any of the 30,000,000 shares issued to these directors are held by them (or any of their affiliates or family members), and will survive any such director’s resignation as an officer or director of the Company.  The Company may exercise its right of repurchase as to some or all of the shares held, directly or indirectly, by these directors by delivering a notice of such exercise to such director(s) not less than seven calendar days prior to the closing of such repurchase.  The directors agree that they shall not, directly or indirectly, sell, exchange, pledge, hypothecate, transfer, gift, grant an irrevocable proxy with respect to, devise, assign or in any other way dispose of, encumber or grant a security interest in any of the shares or any interest therein. The directors also agree and acknowledge that said restriction is in addition to all applicable securities laws and regulations.  No value has been ascribed to this financial instrument as there is no benefit to the Company; the benefit will accrue to the non-management shareholders.

8.	INCOME TAXES

The reconciliation of income tax provision computed at statutory rates to the reported income tax provision is as follows:

	2006	2005

Income tax rate	32.12%	32.12%

Income tax benefit computed at Canadian statutory rates	$11,143	$2,875
Unrecognized tax losses	(11,143)	(2,875)

Net future income tax assets	$-	$-

The components of the future income tax assets are as follows:

	2006	2005

Income tax rate	32.12%	32.12%

Non-capital loss carry-forwards for Canadian tax purposes	$43,642	$8,950

Income tax asset	14,018	2,875
Valuation allowance	(14,018)	(2,875)

	$-	$-

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Notes to Financial Statements
Periods Ended December 31, 2006 and 2005
(Expressed in Canadian Dollars)

8.              INCOME TAXES (Continued)

The valuation allowance reflects the Company’s estimate that the tax assets more likely than not will not be realized.

The Company has accumulated non-capital losses for income tax purposes of approximately $43,700.  The losses expire in the following years:

2015	$9,000
2026	34,700

$43,700

9.	DIFFERENCES BETWEEN CANADIAN AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND PRACTICES

(a)	The Company’s accounting policies do not differ from accounting policies generally accepted in the United States.

(b)	New accounting pronouncements – US GAAP

In June 2005, the Financial Accounting Standards Board (“FASB”) issued Statement 154, “Accounting Changes and Error Corrections”, which replaces APB Opinion 20 and FASB Statement 3.  Statement 154 changes the requirements for the accounting and reporting of a change in accounting principle.  APB Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including the cumulative effect of the new accounting principle in net income of the period of change.  Statement 154 now requires retrospective application of changes in accounting principle to prior period financial statements, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. The statement is effective for fiscal years beginning after December 15, 2005.

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Notes to Financial Statements
Periods Ended December 31, 2006 and 2005
(Expressed in Canadian Dollars)

9.	DIFFERENCES BETWEEN CANADIAN AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND PRACTICES (Continued)

(b)            New accounting pronouncements – US GAAP (Continued)

In June 2006, the FASB issued interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (SFAS No. 109)” (“FIN 48”). This interpretation prescribes a recognition threshold and measurement attribute for tax positions taken or expected to be taken in a tax return. This interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The evaluation of a tax position in accordance with this interpretation is a two-step process. In the first step, recognition, the Company determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The second step addresses measurement of a tax position that meets the more-likely-than-not criteria. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Differences between tax positions taken in a tax return and amounts recognized in the financial statements will generally result in a) an increase in a liability for income taxes payable or a reduction of an income tax refund receivable, b) a reduction in a deferred tax asset or an increase in a deferred tax liability or c) both a) and b). Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be de-recognized in the first subsequent financial reporting period in which that threshold is no longer met. Use of a valuation allowance as described in SFAS No. 109 is not an appropriate substitute for the de-recognition of a tax position. The requirement to assess the need for a valuation allowance for deferred tax assets based on sufficiency of future taxable income is unchanged by this interpretation. This interpretation is effective for fiscal years beginning after December 15, 2006.

On September 13, 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. (“SAB 108”), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for fiscal years ending after November 15, 2006.

In September 2006, FASB issued Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“SFAS 157”). FAS 157 defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements. The provisions of SFAS 157 are effective for fiscal years beginning after November 15, 2007.

The implementation of these new standards is not expected to have a material effect on the Company’s financial statements.

LIBERTY PETROLEUM INC.
(formerly Liberty Gold Corp.)
(An Exploration Stage Company)
Notes to Financial Statements
Periods Ended December 31, 2006 and 2005
(Expressed in Canadian Dollars)

10.	RELATED PARTY TRANSACTION

During the year ended December 31, 2006, a director of the Company was paid fees of $2,000 (2005 - $0).

11.	COMMITMENT

The Company is committed to rental payments of $500 per month expiring in August 2007.

____________________________

PROSPECTUS

____________________________

46,359,750 COMMON SHARES

LIBERTY PETROLEUM INC.

We  have  not  authorized  any  dealer, salesperson  or  any  other  person  to  give  any information  or  to  represent  anything  other  than those  contained  in  this prospectus  in  connection with  the  offer  contained  herein,  and,  if  given or  made,  you  should  not  rely  upon  such information  or  representations  as  having  been authorized  by  Liberty Petroleum Inc. This  prospectus  does  not  constitute an offer of any securities  other  than  those  to  which it relates or an offer  to  sell,  or  a  solicitation  of  an  offer  to  buy, those  to  which  it  relates  in  any  state to  any person  to  whom  it  is  not  lawful  to  make  such offer  in  such  state.  The  delivery  of  this prospectus  at  any  time  does  not  imply  that  the information  herein  is  correct  as  of  any  time after  the  date  of  this prospectus.

_______________, 2007

I

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.                      INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our  By-laws provide that to the fullest extent permitted by the Canada  BusinessCorporations  Act,  the Company shall indemnify a director or officer of the Company, a former director or officer of the Company, or a person who acts or has acted at the Company’s request as a director or officer of a body corporate of which we are a shareholder or creditor.  We believe  that  the  indemnification  provisions  in our By-laws are necessary to attract  and  retain qualified  persons  as  directors  and  officers.

Insofar as  indemnification  for liabilities arising under the Securities Act of 1933 may be permitted for directors,  officers and controlling  persons of the  registrant  pursuant  to  the  foregoing  provisions,   or  otherwise,  the registrant  has been advised that in the opinion of the  Securities and Exchange Commission  such  indemnification  is against  public policy as expressed in the Securities Act and is, therefore,  unenforceable.

ITEM 7.                      RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information regarding all sales of our unregistered securities during the past three years.  Some  of  the  holders  of the  shares  issued  below  may  have subsequently transferred or disposed of their  shares  and  the list does not purport to be a current  listing of the Company's  stockholders.

During the last year, we have issued unregistered securities to the persons, as described below.  None of these transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and all these transactions involved non-U.S. persons not citizens or residents in the United States.  We believe that each transaction was exempt from the registration  requirements of the Securities Act of 1933 by virtue of Regulation S promulgated thereunder.  All  recipients had adequate  access,  through their relationships with us, to information about us.

In May, 2005, we issued 11,550,000 of our Units for $0.01 per Unit which consisted of one share of Common share and one Class A, Class B and Class C warrant to purchase Common shares.  We believe this offering was deemed to be exempt under Regulation S of the Securities Act.  No advertising or general  solicitation was employed in offering the securities.  The offers and sales were made to accredited investors.  We believe that this transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Regulation S promulgated thereunder.

In April, 2005, we issued 16,000,000 Common shares  to our founder and Chief  Executive Officer, Paul Uppal.  These shares were issued to our founder in relation to the establishment of the Company.  We believe this offering was deemed to be exempt under Section 4(2) of the Securities Act and/or Regulation S promulgated under the Securities Act.

In April, 2005, we issued 14,000,000 Common shares  to our director and founder, Greg Crowe. These shares were issued to our founder in relation to the establishment of the Company.

II

We believe this offering was deemed to be exempt under Section 4(2) and/or Regulation S promulgated under the Securities Act.

In July, 2005, we issued 159,750 shares of our common stock for CDN $0.10 per common share to 40 individuals for total proceeds of CDN$15,975. We believe this offering was deemed to be exempt under Regulation S of the Securities Act.  No advertising or general solicitation was employed in offering the securities.

ITEM 8.                      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Numbers	Description of Document
#3.1	Articles of Incorporation of the Company
#3.2	Articles of Amendment
#3.3	By-Laws of the Company
#4.1	Specimen Common Stock Certificate
*5.1	Opinion of Morton & Company.
#10.1	Form of Subscription Agreement
#10.2	Form of Class A Warrant
#10.3	Form of Class B Warrant
#10.4	Form of Class C Warrant
#10.5	Agreement between the Company and Paul Uppal dated April 30, 2005
#10.6	Agreement between the Company and Greg Crowe dated April 30, 2005
#10.7	Agreement among Greg Crowe, Duncan Budge, and the Company dated August 17, 2006
#10.8	Property Option Agreement between Warner Gruenwald and the Company dated March 15, 2006
#10.9	Petroleum, Natural Gas and General Rights Conveyance Agreement dated June 14, 2006, among the Company, Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd.
#10.10	Royalty Agreement dated June 14, 2006, among the Company, Stone Petroleums Ltd., Supernova Resources Ltd., 349385 Alberta Ltd., and Torland Ltd.
*23.1	Consent of SmytheRatcliffe
*23.2	Consent of Morton & Company (included in Exhibit 5.1)

* Filed herewith.
# Previously filed as exhibit to the registration statement on Form F-1 filed with the Commission on September 25, 2006.

III

ITEM 9                                UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes  to:

(1) File,  during  any  period  in which  offers  or sales  are  being  made,  a post-effective  amendment  to  this  registration  statement  to:

      (i) Include any prospectus  required by Section 10(a)(3) of the Securities Act  of  1933,  as  amended  (the  "Securities  Act");

      (ii) Reflect in the prospectus any facts or events which,  individually or together,  represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities  offered (if the total dollar value of the  securities  offered would not exceed that which was registered) and any deviation from the low or high end of the  estimated  maximum  offering  range  may be  reflected  in the  form  of prospectus  filed  with  the  Commission  pursuant  to  Rule  424(b)  under  the Securities Act if, in the aggregate,  the changes in volume and price  represent no more than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  registration statement,  and

       (iii) Include any additional or changed  material  information on the plan of distribution.

(2)  For   determining   liability   under  the   Securities   Act,  treat  each post-effective  amendment  as a new  registration  statement  of the  securities offered,  and the offering of the securities at that time to be the initial bona fide  offering.

(3) File a  post-effective  amendment  to remove  from  registration  any of the securities  that  remain  unsold  at  the  end  of  the  offering.

(4) For purposes of determining  any liability  under the Securities  Act, treat the  information  omitted  from  the  form of  prospectus  filed as part of this registration  statement  in reliance  upon Rule 430A and  contained in a form of prospectus  filed by the registrant  pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this  registration  statement as of the time it  was  declared  effective.

 (5)  For  determining  any  liability  under  the  Securities  Act,  treat  each post-effective
amendment   that  contains  a  form  of  prospectus  as  a  new registration statement for the securities offered in the registration statement, and that  offering  of the  securities  at that  time as the  initial  bona fide offering  of  those  securities.

Insofar as  indemnification  for liabilities  arising under the Securities Act may be  permitted to  directors,  officers  and  controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities  and Exchange  Commission such indemnification is against public policy as expressed in the Securities Act and  is,  therefore,  unenforceable.

IV

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on October_8, 2007.

LIBERTY PETROLEUM INC.

By:           /s/ Paul Uppal
Paul Uppal
President, Chief  Executive Officer, Chief Operating Officer, Secretary, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting  Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Paul Uppal Paul Uppal	Director, President, Chief Executive Officer, Chief Operating Officer, and Secretary (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	October 8, 2007
/s/ *__________ Duncan Budge	Director	October 8, 2007
/s/ *__________ Rob Sandhu	Director	October 8, 2007
/s/ *___________ Michael Nott	Director	October 8, 2007
/s/ *___________ Keith Diakiw	Director	October 8, 2007
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES By:/s/ David Lubin David Lubin		October 8, 2007
* By: /s/ / Paul Uppal Attorney-in-Fact		October 8, 2007